SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

DATAWATCH CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

On January 27, 2017, Datawatch Corporation (the “Company”) filed with the Securities and Exchange Commission a definitive Proxy Statement for the 2017 Annual Meeting of Stockholders to be held on April 18, 2017 (the “Annual Meeting”). On February 16, 2017, after the filing of the definitive Proxy Statement, Charles M. Gillman, a member of the Board of Directors of the Company, notified the Board of Directors that he will not stand for re-election to the Board of Directors at the Company’s Annual Meeting. Mr. Gillman stated that he decided to not stand for re-election due to other time commitments and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Because Mr. Gillman will not be a nominee for election as a director at the Annual Meeting, there are now only eight nominees for election as directors.

The Company is hereby amending and restating the definitive Proxy Statement to: (i) remove Mr. Gillman as a nominee at the upcoming Annual Meeting and (ii) name Morrow Sodali LLC as our proxy solicitor. The proxy card that is being provided to stockholders with the amended and restated definitive Proxy Statement does not include Mr. Gillman as a director nominee. Other than the revisions regarding Mr. Gillman and our proxy solicitor, there are no other material changes to the information contained in the definitive Proxy Statement.

DATAWATCH CORPORATION 4
Crosby Drive
Bedford, Massachusetts 01730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 18, 2017

The Annual Meeting of Stockholders of Datawatch Corporation (the “Corporation”) will be held at the offices of the Corporation at 4 Crosby Drive, Bedford, MA 01730, on April 18, 2017 at 11:00 am, local time, to consider and act upon the following matters:

1.	To elect eight members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified;
2.	To approve an amendment to the Corporation’s Second Amended and Restated 2011 Equity Compensation and Incentive Plan;
3.	To ratify the appointment of the Corporation’s independent registered public accounting firm; and
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on February 23, 2017, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment thereof.

IF YOU PLAN TO ATTEND:

Please call Brigid MacDonald at 978-275-8215 if you plan to attend. Please bring valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date. Cameras, cell phones, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors

Michael A. Morrison

Chief Executive Officer

Bedford, Massachusetts
March 3, 2017

THE BOARD OF DIRECTORS WELCOMES STOCKHOLDERS WHO WISH TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

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DATAWATCH CORPORATION
4 Crosby Drive
Bedford, Massachusetts 01730

PROXY STATEMENT

MARCH 3, 2017

SUMMARY

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Datawatch Corporation (the “Company” or “Datawatch”) for use at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company at 4 Crosby Drive, Bedford, MA 01730, on April 18, 2017 at 11:00 a.m., local time, and any adjournments thereof (the “Meeting”).

Only stockholders of record at the close of business on February 23, 2017 will be entitled to notice of and to vote at the Meeting. As of January 5, 2017, 11,993,810 shares of common stock, par value $.01 per share, of the Company (“Common Stock”) were outstanding. Stockholders are entitled to cast one vote for each share held of record at the close of business on February 23, 2017 on each matter submitted to a vote at the Meeting. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting. If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting (meaning that the eight director nominees who receive the highest number of shares voted “for” their election are elected). A withheld vote with respect to one of more director nominees will have no effect on the election of such nominees. On all other matters being submitted to stockholders, an affirmative vote of at least a majority of the shares present, in person or represented by proxy, and voting on that matter is required for approval or ratification. Under the majority vote standard, the shares voted “for” a proposal must exceed the number voted “against” such proposal in order for it to be approved. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and therefore, with respect to votes on specific proposals, will count as a vote “against” such proposal. Broker “non-votes” are not so included.

At the Meeting, a proposal to elect Christopher T. Cox, Donald Friedman, Thomas H. Kelly, David C. Mahoney, Joan C. McArdle, Michael A. Morrison, Richard de J. Osborne, and Randy Seidl as directors will be subject to a vote of stockholders. The stockholders will also consider and vote upon an amendment of the Company’s Second Amended and Restated 2011 Equity and Incentive Compensation Plan and the ratification of the selection of Datawatch’s independent registered public accounting firm. Where a choice has been specified on the proxy with respect to the foregoing proposals, the shares represented by the proxy will be voted in accordance with the specifications. If no specification is indicated on the proxy card, the shares represented by the proxy will be voted FOR the nominees named herein for election to the Board of Directors, FOR approval of the amendment to the Company’s Second Amended and Restated 2011 Equity and Incentive Compensation Plan and FOR the proposal to approve the ratification of the selection of Datawatch’s independent registered public accounting firm.

The Board of Directors of the Company knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of Michael A. Morrison and James Eliason, each of whom is named as attorney-in-fact in the proxies.

The Securities and Exchange Commission (the “SEC”) rules allow the Company to choose the method for delivery of proxy materials to stockholders. For most stockholders, the Company has elected to mail a notice regarding the availability of proxy materials on the Internet (the “Notice of Internet Availability of Proxy Materials” or the “Notice”), rather than sending a full set of these materials in the mail. The Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement and form of proxy), as applicable, will be sent to stockholders beginning on or about March 8, 2017, and the proxy materials will be posted on the investor relations portion of the Company’s website, http://investor.datawatch.com, and on the website referenced in the Notice on the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the cost of the Annual Meeting. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions in the Notice for requesting a copy.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of January 5, 2017 certain information regarding beneficial ownership of the Common Stock (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the shares of Common Stock outstanding at such date; (ii) by each director of the Company; (iii) by each named executive officer identified in the Summary Compensation Table on page 19 of this proxy statement; and (iv) by all current directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(2)
Christopher T. Cox(3)	751,196	6.26%
Don Friedman(4)	10,833	*
Charles Gillman	—	*
Richard de J. Osborne(5)	433,502	3.67%
Michael A. Morrison(6)	323,962	2.66%
David C. Mahoney	325,405	2.71%
Joan C. McArdle	8,001	*
Sanjay Mistry(7)	117,502	*
James Eliason	12,095	*
Thomas H. Kelly	34,502	*
Randy Seidl	57,833	*
Ken Tacelli	—	*
John Judge(8)	—	*
All current directors and executive officers as a group (twelve persons)(9)	2,174,022	17.69%
Division of Investment, Department of Treasury, State of New Jersey(10) 50 West State Street, 9th Floor P.O. Box 290 Trenton, NJ 08625-0290	962,000	8.02%
WC Capital, LLC(11) c/o Christopher Cox 116 East Saddle River Road Saddle River, New Jersey 07458	689,966	5.75%
Potrero Capital Research, LLC(12) Two Embarcadero Center, Suite 420 San Francisco, CA 94111	649,991	5.42%
G2 Investment Partners Management LLC(13) One Rockefeller Plaza, 23rd Floor New York, NY 10020	1,257,612	10.49%

*	Less than one percent.

(1)	Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed and the address of each stockholder is: c/o Datawatch Corporation, 4 Crosby Drive, Bedford, Massachusetts 01730.
(2)	The percentage ownership for each stockholder is calculated by dividing the total number of shares beneficially owned by the stockholder by an amount equal to the sum of 11,993,810 shares (the number of shares outstanding as of January 5, 2017) plus any shares acquirable (including pursuant to stock options exercisable and restricted stock units vesting) by the stockholder within 60 days after January 5, 2017, and multiplying the result by 100.
(3)	Includes 689,966 shares held by WC Capital, LLC. Mr. Cox, as a Managing Member of WC Capital, LLC, shares the power to vote and dispose of all 689,966 shares of the Common Stock held by WC Capital, LLC. Also includes 35,000 shares owned by Mr. Cox’s wife, as to which Mr. Cox disclaims beneficial ownership.
(4)	Includes 833 restricted stock units that will vest within 60 days of January 5, 2017.
(5)	Includes 100,000 options that may be exercised within 60 days of January 5, 2017. Also includes 143,370 shares of Common Stock held by Carnegie Hill Associates, LLC. Mr. Osborne is the Managing Principal of Carnegie Hill Associates, LLC and may be deemed a beneficial owner of the shares held by Carnegie Hill Associates, LLC, although Mr. Osborne disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 3,000 shares owned by Mr. Osborne’s wife, as to which Mr. Osborne disclaims beneficial ownership.
(6)	Includes 13,500 shares owned by Mr. Morrison’s wife as custodian for five UTMA accounts and 1,797 shares owned by Mr. Morrison’s wife. Mr. Morrison disclaims beneficial ownership of the 13,500 shares in the UTMA accounts and the 1,797 shares held by his wife. Also includes 175,000 options that may be exercised within 60 days of January 5, 2017 and 10,000 restricted stock units that will vest within 60 days of January 5, 2017.
(7)	Includes 6,665 restricted stock units that will vest within 60 days of January 5, 2017. Also includes 138 shares owned by Mr. Mistry’s children, as to which Mr. Mistry disclaims beneficial ownership.
(8)	As disclosed in Datawatch’s Form 8-K filed April 7, 2016, Mr. Judge resigned as an executive officer of Datawatch effective June 30, 2016. Mr. Judge was a named executive officer for a portion of fiscal 2016, but is no longer an executive officer or employee of Datawatch.
(9)	Includes 275,000 options that may be exercised within 60 days of January 5, 2017 and 17,498 restricted stock units that will vest within 60 days of January 5, 2017.
(10)	Based on a Schedule 13G filed on January 10, 2017. According to such filing, the Division of Investment, Department of Treasury, State of New Jersey may be deemed to have sole voting power and sole dispositive power with respect to all of the above-mentioned shares.
(11)	Based on a Schedule 13D filed on January 22, 2016. According to such filing, WC Capital, LLC and certain of its affiliated persons, including Colleen M. Wood and Christopher T. Cox, may be deemed to have shared voting and shared dispositive power with respect to all of the above-mentioned shares.
(12)	According to a Schedule 13G filed on April 22, 2016, Potrero Capital Research, LLC and certain of its affiliated persons, including Potrero Capital Research Partners, LP, Potrero Capital Research Partners II, LP and Jack Ripsteen, may be deemed to have shared voting and shared dispositive power with respect to all of the above-mentioned shares.
(13)	Based on a Form 4 filed on January 20, 2017. According to such filing, G2 Investment Partners Management LLC and certain of its affiliated persons, including G2 Investment Partners GP LLC and G2 Investment Partners QP LP, may be deemed to beneficially own all of the above-mentioned shares.

PROPOSAL I

ELECTION OF DIRECTORS

The directors of the Company are elected annually and hold office for the ensuing year until the next annual meeting of stockholders and until their successors have been elected and qualified. The directors are elected by a plurality of votes cast by stockholders. The Company’s By-Laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The number of directors currently fixed by the Board of Directors is nine (9).

Prior to the Meeting, Christopher T. Cox, Donald Friedman, Charles M. Gillman, Thomas H. Kelly, David C. Mahoney, Joan C. McArdle, Michael A. Morrison, Richard de J. Osborne and Randy Seidl were the directors of the Company. All of these individuals were elected as directors at the Company’s Annual Meeting of Stockholders held on April 19, 2016, except Charles M. Gillman, who was elected to fill a vacancy on the Board of Directors by unanimous written consent of the directors on April 22, 2016 in accordance with the Company’s By-Laws and pursuant to that certain cooperation agreement entered into between the Company, on the one hand, and Potrero Capital and its affiliates, on the other. Other than Mr. Gillman, who has notified the Company that he will not stand for re-election at the Annual Meeting, each of the existing directors is being nominated for re-election at the Annual Meeting. Because Mr. Gillman has decided not to stand for re-election, his term as a director of the Company will expire at the Annual Meeting, and therefore will cease to be a member of the Board of Directors as of such time. At the conclusion of the Annual Meeting, there will be one (1) vacancy on the Board of Directors. Immediately after the Annual Meeting the Board of Directors intends to reduce the number of directors to eight. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director (by writing that individual director’s name where indicated on the proxy) or for all directors will be voted FOR the election of all the nominees named below (unless one or more nominees are unable or unwilling to serve). The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person. Proxies cannot be voted for more than eight persons for election to the Board of Directors of the Company.

Director Nominees

Christopher T. Cox, Director. Mr. Cox, age 52, has been a director of the Company since August 21, 2012. Since March 2016, Mr. Cox has been Executive Vice President and Chief Corporate Development Officer at The Medicines Company, a global biopharmaceutical company. From January 2012 until February 2016, Mr. Cox was a partner at Cadwalader, Wickersham & Taft LLP. Prior to January 2012, Mr. Cox was a partner at Cahill Gordon & Reindel LLP in New York. Mr. Cox is also an investor in and a Managing Member of WC Capital, LLC which owns approximately 5.75% of Datawatch’s outstanding common stock. Mr. Cox received both his undergraduate degree and J.D. from the University of Missouri where he was also a member of the Missouri Law Review. Mr. Cox’s qualifications to serve on the Board of Directors include his experience in mergers and acquisitions, capital markets and corporate governance.

Donald R. Friedman, Director. Mr. Friedman, age 70, joined the Board of Directors in March 2016. From January 2014 to March 2015, Mr. Friedman was the Chief Executive Officer of Datalytics Technologies, an enterprise software company specializing in business analytics. From June 2010 to December 2013, he was a Principal at Sequel, a branding and communications consulting firm. Previously, following a 30-year career with IBM, Mr. Friedman founded and served as Chief Executive Officer of International Flex Technologies, a high-tech manufacturing company, and was Executive Vice President and Chief Marketing Officer at CA Technologies (formerly Computer Associates). Mr. Friedman’s qualifications to serve on the Board of Directors include his experience in technology leadership, strategy and marketing with both growth and Fortune 500 companies.

Thomas H. Kelly, Director. Mr. Kelly, age 67, joined the Board of Directors in October 2004. Until June 1, 2007, Mr. Kelly was Vice President of Corporate Business Development at Schering-Plough Corporation, a pharmaceutical company. Prior to holding that position, Mr. Kelly was Vice President and Corporate Controller at Schering-Plough, a position he had held since joining that corporation in 1991. Previously, he had been a senior partner with the accounting firm of Deloitte & Touche LLP. Mr. Kelly’s qualifications to serve on the Board of Directors include his experience as a senior executive of a large public company, as well as his financial and accounting expertise.

David C. Mahoney, Vice Chairman of the Board. Mr. Mahoney, age 72, has been a director of the Company since September 2010 and Vice Chairman of the Board since February 2011. From February 2003 until his retirement in February 2008, Mr. Mahoney was the President and Chief Executive Officer of Applix, Inc., a global provider of business performance management and business intelligence applications that was acquired by Cognos in 2007. Mr. Mahoney was also a director of Applix from October 1992 to February 2008. Mr. Mahoney served as Chief Executive Officer of Verbind, Inc., a provider of real-time behavioural analysis and event triggering technology, from May 2001 until February 2003, when Verbind was sold to SAS Institute. Mr. Mahoney’s qualifications to serve on the Board include his experience as a senior executive leading the growth of three publicly held software companies, as well as his technical expertise.

Joan C. McArdle, Director. Ms. McArdle, age 65, joined the Board of Directors in July 2014. Ms. McArdle is an experienced software industry finance and business leader in Massachusetts. From 1985 to June 2016, she worked for the Massachusetts Capital Resource Company (MCRC), most recently in her capacity as a senior vice president. While serving in this capacity at MCRC, and in connection with MCRC’s funding to support Datawatch’s acquisition of Math Strategies in 2012, Ms. McArdle previously served as an observer at Datawatch’s board meetings. Prior to joining MCRC, Ms. McArdle was employed by the First National Bank of Boston in a variety of roles, leaving the firm as a Vice President in the Large Corporate/Multinational Group. Ms. McArdle is also a member of the Board of Directors of Aspen Technology, Inc. (NASDAQ: AZPN). Ms. McArdle received an AB degree in English from Smith College. Ms. McArdle’s qualifications to serve on the Board include her experience in building and financing companies from the earliest stages of growth to mature technology companies, as well as her knowledge of the technology industry.

Michael A. Morrison, President, Chief Executive Officer and Director. Mr. Morrison, age 53, joined the Board of Directors in February 2011. From October 2007 until joining Datawatch, Mr. Morrison was Vice President, Financial Performance Management, at Cognos Inc., a subsidiary of IBM since January 2008. In this role, Mr. Morrison directed all development, product management, product marketing and strategic business development activities for the FPM business unit. From January 2007 to October 2007, Mr. Morrison was Chief Operating Officer of Applix Inc., having been vice president of worldwide field and marketing operations from 2004 until his appointment as COO. At Applix Mr. Morrison conceptualized, built and led the company’s strategic go-to-market sales model and growth strategies, and also represented the company to Wall Street and industry analysts. Before joining Applix in 2004, Mr. Morrison held various positions at Cognos, including vice president of enterprise planning operations, vice president of finance and administration, and corporate counsel. Mr. Morrison’s qualifications to serve on the Board of Directors include his business, operational, management and legal experience in the enterprise application industry, as well as his position as Datawatch’s Chief Executive Officer.

Richard de J. Osborne, Chairman of the Board. Mr. Osborne, age 82, has been a director of the Company and Chairman of the Board of Directors of the Company since January 2001. From 1985 to 1999, Mr. Osborne was Chairman of the Board of Directors and Chief Executive Officer of ASARCO Incorporated, which is an integrated producer of copper and other metals. Mr. Osborne is also a director of NACCO Industries, Inc., which is a conglomerate involved in mining, small kitchen and electric appliances and speciality retail. Mr. Osborne was previously a director of Schering Plough Corp. and of Goodrich Corp. Mr. Osborne’s qualifications to serve on the Board of Directors include his experience as a senior executive and director of large public companies.

Randy Seidl, Director. Mr. Seidl, age 53, joined the Board of Directors in December 2015. Mr. Seidl is currently the Chief Executive Officer of Revenue Acceleration, a consulting firm he founded in 2013 that provides companies with strategic and tactical sales leadership insights, high-performing industry talent and critical customer and partner access. From September 2009 to October 2013, he served as Senior Vice President and General Manager of the US Enterprise Group at Hewlett Packard. Prior to Hewlett Packard, Mr. Seidl served as Senior Vice President and General Manager, North America at Sun Microsystems. He began his career at EMC, where he held a number of key global sales and marketing roles. On the emerging company side, Mr. Seidl served as Chief Executive Officer and a board member of Permabit; co-founder and Executive Vice President of GiantLoop, and Chairman and Chief Executive Officer of Workgroup Solution, which was acquired by Advizex. Mr. Seidl’s qualification to serve on the Board of Directors include his experience as a senior executive of large public companies, as well as his strategic sales and marketing expertise.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NOMINEES LISTED ABOVE

The Board of Directors and its Committees

Meetings.  The Board of Directors met ten times during the fiscal year ended September 30, 2016. Each director attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served, except for Christopher Cox who attended 70% of such meetings. The Company does not have a policy with regard to attendance by Board members at stockholder meetings; however, directors are encouraged to attend the Annual Meeting of Stockholders. All of the then-current Directors attended the Annual Meeting of Stockholders last year either in person or telephonically. Executive sessions of non-employee directors are held periodically each year, generally in conjunction with regularly scheduled meetings of the full Board.

Independence.  The Board of Directors has determined that, other than Mr. Morrison, who serves as Chief Executive Officer of the Company, each director is “independent”, meeting all applicable independence requirements promulgated by the SEC, including Rule 10A-3(b)(1) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the independence standards of The NASDAQ Stock Market. In making this determination, the Board of Directors considered relationships, transactions and/or arrangements with each of the directors and affirmatively determined that none of such directors has a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Committees.  Under the Company’s By-Laws, the Board of Directors may designate committees composed of members of the Board to exercise the power and authority of the Board in the management of the business and affairs of the Company, subject to limitations imposed by law. The Board of Directors has three standing committees: an Audit Committee, a Compensation and Stock Committee and a Corporate Governance and Nominating Committee (the “Nominating Committee”). The members of each committee are appointed by the Board based on the recommendation of the Nominating Committee, and are set forth below in this proxy statement. Actions taken by any committee of the Board are reported to the Board, usually at the next Board meeting following a committee meeting. The charters of the Audit Committee, the Compensation and Stock Committee and the Nominating Committee are available on the Company’s website, www.datawatch.com, and located under the “About” tab and the “Investor Relations” and “Corporate Governance” links. The Board annually conducts a self-evaluation of each of its committees. All members of all committees are independent directors.

Audit Committee.  The Audit Committee is composed of Thomas H. Kelly, David C. Mahoney and Joan C. McArdle, with Mr. Kelly serving as Chairman. Each such member is considered “independent” pursuant to the rules promulgated by the SEC and The NASDAQ Stock Market, as discussed above, and, in the business judgment of the Board of Directors, independent for purposes of being an independent member of an audit committee under such rules. In addition, the Board of Directors has determined that Mr. Kelly qualifies as an audit committee “financial expert” as defined by the SEC. The Audit Committee evaluates and selects the Company’s independent registered public accounting firm, reviews the audited financial statements and discusses the adequacy of the Company’s internal controls and procedures with management and the independent registered public accounting firm. The Audit Committee also supervises the relationship between the Company and its outside auditors, reviews the scope of both audit and non-audit services and related fees, and determines the independence of the independent registered public accounting firm. The Audit Committee conducted four formal meetings during the fiscal year ended September 30, 2016. The responsibilities of the Audit Committee and its activities in the fiscal year ended September 30, 2016 are more fully described in the Audit Committee Report contained in this proxy statement.

Compensation and Stock Committee.  The Compensation and Stock Committee is composed of Donald R. Friedman, Joan C. McArdle, Randy Seidl and Charles M. Gillman, with Mr. Friedman serving as Chairman. Thomas H. Kelly and David C. Mahoney served as members of the Compensation and Stock Committee until April 2016. Each is “independent” as defined by the SEC and The NASDAQ Stock Market. The Compensation and Stock Committee, which, among other things, reviews and makes recommendations concerning executive compensation and administers the Second Amended and Restated 2011 Equity Compensation and Incentive Plan, conducted five formal meetings during the fiscal year ended September 30, 2016. The responsibilities of the Compensation and Stock Committee and its activities in the fiscal year ended September 30, 2016 are more fully described in the Compensation Discussion and Analysis contained in this proxy statement.

Corporate Governance and Nominating Committee.  The Nominating Committee is composed of Thomas H. Kelly, David C. Mahoney and Charles M. Gillman, with Mr. Mahoney serving as Chairman. Joan C. McArdle served as a member of the Nominating Committee until April 2016. Each is “independent” pursuant to the rules promulgated by the SEC and The NASDAQ Stock Market, as discussed above. The Nominating Committee was formed for the purposes of identifying director candidates and providing nominee recommendations to the Board, overseeing compliance with corporate governance policies and adopting, and monitoring compliance with, the Company’s Code of Ethics. With respect to recommending director nominees, the Nominating Committee identifies Board candidates through numerous sources, including recommendations from existing Board members, executive officers, and stockholders, and has policies concerning the evaluation of candidates, the recommendation to the Board of candidates for the Board’s selection as director nominees, and the recommendation of candidates for the Board’s selection as nominees for appointment to the committees of the Board. The Nominating Committee’s evaluation includes a review of the nominee’s judgment, experience, independence, understanding of the Company’s industry or other related industries, and such other factors as the Nominating Committee concludes are pertinent in light of the current needs of the Board, including without limitation the Board’s belief that its membership should reflect a diversity of experience, gender, race, ethnicity and age. The Nominating Committee will select qualified nominees and review its recommendations with the Board. The Nominating Committee conducted two formal meetings during the fiscal year ended September 30, 2016. In January 2017, the Nominating Committee recommended Ms. McArdle and Messrs. Cox, Friedman, Gillman, Kelly, Mahoney, Morrison, Osborne and Seidl, and the Board approved such nominees, for election at the Meeting. Mr. Osborne and Mr. Cox were initially nominated by WC Capital, LLC, a stockholder of the Company, as described below. On February 16, 2017, Mr. Gillman notified the Board of Directors that he will not stand for re-election to the Board of Directors at the Company’s Annual Meeting.

Board Leadership Structure

Currently, the positions of Chairman of the Board and Chief Executive Officer are held by separate persons, with the position of Chairman filled by Mr. Osborne, an independent, non-executive director. The Board believes that the separation of the roles of Chairman of the Board and Chief Executive Officer is appropriate as it allows the Chief Executive Officer to focus primarily on management and strategy responsibilities, while allowing the independent Chairman to focus on leadership of the Board, providing feedback and advice to the Chief Executive Officer and providing a channel of communication between the Board members and the Chief Executive Officer and other members of senior management. The Chairman of the Board presides over all Board meetings and works with senior management to develop agendas for Board meetings. The Chairman and Mr. Mahoney, who is a Vice Chairman of the Board and also an independent director, advise the Chief Executive Officer and other members of senior management on business strategy and leadership development. The Chairman also works with the Board to drive decisions about particular strategies and policies and, in concert with the independent Board committees, facilitates a performance evaluation process of the Board and its committees.

Board Oversight of Risk

The Board oversees the business and strategic risks of Datawatch. The Audit Committee oversees financial reporting and compliance risks confronting Datawatch. The Compensation and Stock Committee oversees risks associated with Datawatch’s compensation policies and practices, including performance-based compensation. The Corporate Governance and Nominating Committee oversees risks relating to corporate governance and the process governing the nomination of members of the Board.

Datawatch provides a detailed description of the risk factors impacting its business in its 2016 Annual Report on Form 10-K, which is updated quarterly as necessary in its Quarterly Reports on Form 10-Q filed with the SEC.

Stockholder Nominations and Recommendations of Director Candidates

WC Capital, LLC, which, as of January 5, 2017, beneficially owned approximately 5.75% of the Company’s Common Stock, is entitled to nominate two directors to the Board pursuant to an Investment Agreement, dated January 12, 2001, among WC Capital, LLC, Carnegie Hill Associates, LLC and the Company. WC Capital, LLC has nominated Christopher Cox, a managing member of WC Capital, LLC, and Richard de J. Osborne to serve as directors for election at the Meeting. Other stockholders wishing to suggest candidates to the Nominating Committee for consideration as potential director nominees may do so by submitting the name of the stockholder making the recommendation, the name of the individual recommended for consideration as a director nominee and a written statement from the stockholder making the recommendation stating why such candidate would be able to fulfil the duties of a director to the Nominating and Corporate Governance Committee, Datawatch Corporation, at Datawatch Corporation, 4 Crosby Drive, Bedford, MA 01730. Alternatively, stockholders wishing to nominate directors themselves (rather than submitting a suggestion to the Nominating Committee for consideration) may do so by submitting a written notice to the Secretary of Datawatch and following the procedures summarized in the section entitled “Stockholder Proposals” in this proxy statement. All nominees must, at a minimum, have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Company and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Board or of a Board committee. The Nominating Committee did not receive any stockholder nominee recommendations for this Meeting.

Policies and Procedures Regarding Related Person Transactions

The Company’s current practice, as set forth in the charter of the Company’s Audit Committee (available on the Company’s website at http://investor.datawatch.com/corporate-governance.cfm), is to have disinterested members of the Company’s Audit Committee, whose members are independent, review and, as appropriate, approve or reject the terms of any and all such proposed material related party transactions. In approving or rejecting the proposed related party transaction, the Audit Committee considers the facts and circumstances available and deemed applicable to the situation, including the risks, costs and benefits to the Company, the terms of the transaction, the availability of alternate sources for comparable services and products, and, if applicable, the impact on a director’s independence. Transactions are only approved if, in light of known circumstances, they are in or are not inconsistent with the Company’s best interests, as the Audit Committee determines in the good faith exercise of its discretion.

During fiscal 2016, there were no transactions involving more than $120,000, nor were there any proposed, between the Company and any executive officer, beneficial owner of 5% or more of our common stock or equivalents, or any immediate family member of any of the foregoing, in which such persons or entities have or will have a direct or indirect material interest.

Compensation of Directors

During the fiscal year ended September 30, 2016, directors who were not employees of the Company (the “Non-Employee Directors”) received $15,000 for their service as a member of the Company’s Board of Directors for the entirety of fiscal 2016. Mr. Mahoney additionally received $72,000 in fees during fiscal 2016 for services provided to Datawatch management in his capacity as Vice Chairman of the Board, having been paid $6,000 per month during the fiscal year. Mr. Morrison, as an employee of the Company, receives no compensation for his service as a director.

Directors are eligible to receive awards under the Company’s Second Amended and Restated 2011 Equity Compensation and Incentive Plan. Under the policy in effect for fiscal 2016, each Non-Employee Director received a grant of 2,500 restricted stock units on the date of the 2016 Annual Meeting (other than Mr. Gillman who was not a Director as of the date of the 2016 Annual Meeting) and a Non-Employee Director elected to the Board of Directors for the first time received a grant of 2,500 restricted stock units upon his or her initial election. The restricted stock units vest in one-third increments on the first, second and third anniversaries of the date of grant.

The following table sets forth the retainer fees paid and equity awards granted to Non-Employee Directors in fiscal 2016:

Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		Total ($)
Don Friedman	$15,000	$23,500	(3)	$38,500
Charles M. Gillman(4)	$7,500	$13,900		$21,400
Thomas H. Kelly	$15,000	$11,750		$26,750
David C. Mahoney	$87,000	$11,750		$98,750
Richard de J. Osborne	$15,000	$11,750		$26,750
Terry W. Potter(5)	$7,500	$11,750		$19,250
Christopher T. Cox	$15,000	$11,750		$26,750
Joan C. McArdle	$15,000	$11,750		$26,750
Randy Seidl	$15,000	$25,825	(6)	$40,825

(1)	The annual retainer for 2016 was $15,000 for each Non-Employee director, unless such retainer was pro-rated for a Non-Employee Director’s service on the Board for a portion of fiscal 2016. For Mr. Mahoney, the amount in this column includes an additional $72,000 in cash fees received for services provided in his capacity as Vice Chairman of the Board.
(2)	The amounts in this column represent the grant date fair value of restricted stock unit awards for financial statement reporting purposes as computed in accordance with FASB ASC Topic 718. During fiscal 2016, 2,500 restricted stock units were granted to each of the Non-Employee Directors except Mr. Friedman and Mr. Seidl, who were each granted 5,000 restricted stock units.
(3)	Mr. Friedman was granted an additional 2,500 restricted stock units upon his initial election to the Board in fiscal 2016.
(4)	The retainer paid to Mr. Gillman in fiscal 2016 for his service as a Non-Employee Director was pro-rated based on his service on the Board for a portion of fiscal 2016, commencing in April 2016. Mr. Gillman was granted 2,500 restricted stock units upon his appointment to the Board in April 2016.
(5)	Mr. Potter resigned from the Board in April 2016. The retainer paid to Mr. Potter in fiscal 2016 for his service as a Non-Employee Director was pro-rated based on his service on the Board for a portion of fiscal 2016.
(6)	Mr. Seidl was granted an additional 2,500 restricted stock units upon his initial election to the Board in fiscal 2016.

Non-Employee Director Indemnification Arrangements

In addition to the protections afforded the directors of the Company with respect to indemnification under the Company’s By-Laws, the Company has entered into indemnification agreements with each of its Non-Employee Directors. These agreements require the Company to, among other things, indemnify each of its Non-Employee directors for any and all expenses (including attorney fees), judgments, penalties, fines and amounts paid in settlement which are actually and reasonably incurred by such individual, in connection with any threatened, pending or completed proceeding arising out of the individual’s status as a director of the Company. In addition, the agreements require the Company to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which he or she may be entitled to indemnification by the Company.

Stockholder-Board Communications

To direct stockholder communications to the Board of Directors (or to a specified individual director), stockholders may send such communication to the attention of the Chairman of the Board (or the specified individual director) at Datawatch Corporation, 4 Crosby Drive, Bedford, MA 01730.

AUDIT COMMITTEE REPORT

The Audit Committee of Datawatch Corporation (the “Company”) is composed of Ms. McArdle and Messrs. Kelly and Mahoney, with Mr. Kelly serving as Chairman. None of the members are officers or employees of the Company, and each is otherwise independent of the Company (as independence is defined by the Securities and Exchange Commission (the “SEC”) and in the listing standards of The NASDAQ Stock Market for purposes of being a member of an audit committee). In addition, the Audit Committee has at least one financial expert, Mr. Kelly, serving on the Audit Committee, as such term is defined by the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website, www.datawatch.com and located under the “Investor Relations” and “Corporate Governance” sections of the “About” link.

The Audit Committee has reviewed the audited financial statements of the Company at September 30, 2016 and 2015, and for each of the years in the three-year period ended September 30, 2016, and has discussed them with both management and the Company’s independent registered public accounting firm for those fiscal years, RSM US LLP (formerly McGladrey LLP). The Audit Committee has reviewed with RSM US LLP, who is responsible for expressing an opinion on the conformity of the Company’s financial statements with accounting principles generally accepted in the U.S., the accountant’s judgments as to matters related to the conduct of its audit for the Company’s financial statements and such other matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has met with RSM US LLP, with and without management present, to discuss the results of their audit, evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has received the written disclosures and the letter from RSM US LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence, as currently in effect, and has discussed with the firm its independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 for filing with the SEC.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE

Thomas H. Kelly, Chairman
David C. Mahoney
Joan C. McArdle

INFORMATION CONCERNING EXECUTIVE OFFICERS

Michael A. Morrison, President, Chief Executive Officer and Director, age 53, was appointed President and Chief Executive Officer of the Company on February 11, 2011. From October 2007 until joining Datawatch, Mr. Morrison was Vice President, Financial Performance Management, at Cognos Inc., a subsidiary of IBM since January 2008. In this role, Mr. Morrison directed all development, product management, product marketing and strategic business development activities for the FPM business unit. From January 2007 to October 2007, Mr. Morrison was Chief Operating Officer of Applix Inc., having been vice president of worldwide field and marketing operations from 2004 until his appointment as COO. At Applix Mr. Morrison conceptualized, built and led the company’s strategic go-to-market sales model and growth strategies, and also represented the company to Wall Street and industry analysts. Before joining Applix in 2004, Mr. Morrison held various positions at Cognos, including vice president of enterprise planning operations, vice president of finance and administration, and corporate counsel.

James Eliason, Chief Financial Officer, Treasurer, Secretary and Vice President of Finance, age 49, was appointed as Chief Financial Officer, Treasurer, Secretary and Vice President of Finance of the Company on April 23, 2013. Mr. Eliason brings 20 years of financial and operational experience to the Datawatch leadership team, including corporate finance, investor relations, sales operations, mergers and acquisitions, human resources and information technology. From 2011 to April 2013 he served as CFO of Qvidian Corporation, a venture-backed software company that provides cloud-based sales enablement applications. From 2008 to 2011, he served as CFO of Desktone, Inc., a SaaS software company that provides a desktop cloud enablement platform. From 2004 to 2008, he served as CFO of Empirix, Inc., a high growth technology company that provides tools for voice and data applications. Earlier in his career, he held senior finance positions with Narad Networks, Inc. and Silverstream Software, Inc.

Sanjay Mistry, Vice President, Controller, age 49, was appointed to his current position as Vice President, Controller on October 24, 2013. Mr. Mistry brings over 20 years of financial and operational experience in high technology and public companies to Datawatch. From 2011 to 2013 he served as Vice President of Finance for NP Medical and Radius Product Development, two independent companies within Nypro, Inc., a $1 billion global manufacturer. Mr. Mistry served as Director of Finance at Novell Inc. a global software services company from 1999 until it was sold to private equity partners in 2011. Earlier in his career, he held several senior finance positions with Honeywell, Inc. and Motorola, Inc.

Ken Tacelli, Chief Operating Officer, age 48, was appointed to his current position as Chief Operating Officer of Datawatch on December 1, 2016. Mr. Tacelli brings many years of experience in a number of capacities in both large and small companies alike. Mr. Tacelli joined Datawatch on April 25, 2016 as Vice President, North America Sales and was later appointed as Senior Vice President of Worldwide Sales on July 19, 2016. From 2015 to 2016, Mr. Tacelli served as a Senior Vice President of Content Sales at Skillsoft. From 2013 to 2015, Mr. Tacelli served as a Senior Vice President at OpenText within the World Wide Enterprise Sales Division. From 2011 to 2013, Mr. Tacelli served as a Vice President of CA Technologies, including responsibility for North American Growth to Market Sales.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation and Stock Committee is responsible for discharging the Board’s responsibilities relating to the compensation of the Company’s officers and key employees and in this regard has the responsibility to establish a compensation policy for officers and key employees designed to (i) enhance the profitability of the Company and increase shareholder value, (ii) reward officers and key employees for their contribution to the Company’s growth and profitability, and (iii) provide competitive compensation that will attract and retain qualified officers and key employees. In addition, the Compensation and Stock Committee considers and takes action with respect to the adoption, amendment, administration and termination of compensation, welfare, benefit, pension and other plans (including the grant of equity awards) related to compensation of current and former employees of the Company and designs incentive compensation plans to allow the Company to attract and retain talented personnel and align the pay of such personnel with corporate performance and the long-term interests of shareholders.

Michael A. Morrison and James Eliason, who served as the Company’s Chief Executive Officer and Chief Financial Officer, respectively, during the fiscal year ended September 30, 2016, as well as the other individuals included in the Summary Compensation Table on page 19, are referred to as “named executive officers” throughout this Compensation Discussion and Analysis.

Compensation Philosophy

The Compensation and Stock Committee believes the most effective compensation package for named executive officers is one designed to reward achievement of individual and corporate objectives, provide incentives for short-term, medium-term and long-term financial and strategic goals and align the interests of management with those of the stockholders by providing incentives for improving shareholder value. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term, medium-term and long-term incentive compensation; however, a significant percentage of total compensation is allocated to performance-based incentive compensation, both in the form of cash programs and equity participation. Because there are no pre-established policies or targets, the Compensation and Stock Committee is able to evaluate the compensation package from year to year with the flexibility to configure allocations and amounts in a manner that aligns closely with shareholder interests. Other than the third-party compensation surveys used in setting certain elements of compensation, as discussed in the section entitled “Elements of Compensation” below, the Compensation and Stock Committee has not, to date, engaged any other third-party compensation consultant.

Advisory Vote on Executive Compensation, “Say on Pay”

In 2016, pursuant to the Dodd-Frank Act, we conducted an advisory vote of our stockholders on our executive compensation program for our named executive officers, sometimes called “Say on Pay.” Our stockholders approved our executive compensation program with more than 71% of the votes cast at our 2016 Annual Meeting voting to adopt our “Say on Pay” resolution. Nevertheless, we recognized that nearly 29% of our stockholders were not satisfied with the prior compensation program. As a result, the Compensation and Stock Committee recommended modifications to our compensation program such that any incentive cash bonus paid to an executive officer, except for Mr. Tacelli, will be contingent entirely upon the financial performance of the Company on a quarterly and annual basis in fiscal 2017.

Role of Executive Officers in Setting Compensation Decisions

Regarding most compensation matters, the Chief Executive Officer’s responsibility is to provide recommendations to the Compensation and Stock Committee based on an analysis of market standards and trends and an evaluation of the contribution of each executive officer to the Company’s performance. The Compensation and Stock Committee considers, but retains the right to accept, reject or modify such recommendations. Although the Chief Executive Officer attends portions of the meetings of the Compensation and Stock Committee, neither the Chief Executive Officer nor any other members of management is present during executive sessions of the Compensation and Stock Committee. Moreover, the Chief Executive Officer is not present when decisions with respect to his compensation are made. The Compensation and Stock Committee may, but does not currently, delegate any of its functions to others in setting compensation for the named executive officers; provided, however, that management may be responsible for the implementation of certain compensation programs established by the Compensation and Stock Committee.

Elements of Compensation

Subject to variation where appropriate, the primary elements of compensation to named executive officers include:

•	base salary;
•	cash incentive compensation; and
•	equity incentive compensation in the form of restricted stock units and other awards.

Further analysis and discussion of each element are described in the chart below and the discussion that follows.

Element	Objective	Fixed/Variable
Base Salary	Attract and retain highly qualified leaders with market-competitive compensation structure.	Fixed
Cash Incentive Compensation – Corporate Officers Compensation Plan	Link pay with Company’s financial performance. Reward achievement of Company’s financial goals.	Variable
Equity Awards	Link pay with Company’s long-term performance. Reward stock price appreciation, promote long-term retention and permit executives to accumulate equity ownership in the Company.	Fixed and/or Variable

Base Salary.  In setting base salary for the named executive officers, the Compensation and Stock Committee considers recommendations from the President and Chief Executive Officer, which, for new hires, tend to reflect the current recruitment market and negotiations with the specific individual. For existing named executive officers, for whom base salaries are typically reviewed in the first quarter of each fiscal year, the recommendations are designed to recognize each named executive officer’s participation and performance in meeting corporate performance goals over the prior fiscal year, to take into consideration promotions or increased responsibilities and to reflect market trends. With respect to market trends, the Compensation and Stock Committee considered the results of a senior executive market total compensation review of 26 peer companies with a median revenue of $120.4 million prepared by Haigh & Company. Economic and business conditions affecting the Company are also considerations in setting base salary vis-à-vis market standards. Neither payouts under cash incentive compensation plans nor equity grants in any given year have had any impact as to determinations of the base salaries of the named executive officers.

Cash Incentive Compensation.  On an annual basis, the Compensation and Stock Committee determines the appropriate level and type of cash incentive bonuses. Historically, these bonuses have been designed to motivate officers to achieve strategic objectives, corporate financial objectives and individual goals and objectives. In the first quarter of the fiscal year ending September 30, 2017, the Compensation and Stock Committee approved an executive compensation plan providing for cash incentive bonuses to our executive officers contingent exclusively on our achievement of certain corporate financial objectives.

Equity Incentive Compensation.  The Compensation and Stock Committee believes that equity-based participation provides the named executive officers with strong economic interest in maximizing stock price appreciation over the long term. Equity-based awards are made pursuant to the Company’s equity incentive plan. The Compensation and Stock Committee considers cost to the Company in determining the form of award and, as a result, typically grants restricted stock units and options. In determining the size of an equity grant to a named executive officer, both upon initial hire and on an ongoing basis, the Compensation and Stock Committee considers competitive market factors, the size of the equity incentive plan pool, cost to the Company, the level of equity held by other officers, the cash value of equity awards granted to similarly situated executives at peer companies based on the results of the Haigh & Company executive compensation review and individual contribution to corporate performance. Although there is no set target level for stock ownership by executive officers, the Compensation and Stock Committee recognizes that the equity-based component ensures additional focus by the named executive officers on stock price performance, discourages excessive levels of risk taking and enhances executive retention. Accordingly, restricted stock unit and stock option grants typically vest annually over a three-year period.

Datawatch does not have a program, plan or practice to select equity grant dates in connection with the public release of favorable or negative news.

Hedging and Pledging Restrictions.  Our current Insider Trading and Tipping Policy prohibits our insiders, which includes our employees and directors, from engaging in hedging transactions and requires the prior written consent of our compliance officer to pledge securities of Datawatch owned by the insider. We have not received any requests pursuant to our current Insider Trading and Tipping Policy to permit pledges of Datawatch stock.

Benefits.  The named executive officers are entitled to participate in benefit plans which are generally available to all employees, including health, dental, life, accidental disability and dismemberment and, for each of these benefits plans, the Company makes contributions to the premiums paid to such plans. The Company does not offer any kind of deferred compensation, nor does it offer retirement benefits other than a 401(k) defined contribution plan. The Company typically does not match contributions made by executive officers and other employees to the 401(k) plan.

Severance Agreements.  The Company believes that the severance agreements of its executive officers are necessary to retain the executive officers by protecting them against involuntary termination of their employment or being forced out of the Company. The agreements are designed to provide income security to the executive officers and to facilitate the Company’s ability to attract and retain executives as the Company competes for talent in a marketplace in which such protections are standardized practice. For more information about the severance arrangements of our named executive officers, see the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

Compensation of Named Executive Officers for Fiscal 2016

The Company’s fiscal 2016 Corporate Officers Compensation Plan, approved by the Compensation and Stock Committee, provided for fiscal 2016 compensation consisting of base salary and performance-based cash incentive bonuses, and awards of restricted stock units for shares of the Company’s common stock (“RSUs”) for the executive officers of the Company, including the Company’s named executive officers as follows:

Executive (Title)	Annual Base Salary ($)	Aggregate Target Cash Bonus ($)	Aggregate MBO Bonuses ($)	Annual Revenue Target Bonus ($)	Actual Cash Bonus Received ($)		RSUs Granted (#)(2)	RSUs Forfeited (#)
Michael A. Morrison (CEO)	375,000	200,000	100,000	100,000	62,465	(1)	75,000	—
James Eliason (CFO)	300,000	110,000	55,000	55,000	34,356	(1)	60,000	—
Ken Tacelli (COO)(3)	300,000	200,000	n/a	n/a	n/a		75,000	—
Sanjay Mistry (Controller)	210,000	50,000	n/a	50,000	31,232	(1)	10,000	—
John Judge(4)	290,000	225,000	n/a	n/a	n/a		30,000	10,000	(2)

(1)	Based on the Company’s quarterly financial results in fiscal 2016, which did not meet the Company’s financial plan targets, no quarterly MBO bonus payments were made relating to such targets. The Company achieved approximately 80% of the Annual Revenue Target for fiscal 2016 resulting in actual cash bonuses to Mr. Morrison, Mr. Eliason and Mr. Mistry equal to approximately 62.5% of each such officer’s annual revenue target bonus amount.
(2)	All of the RSUs awarded to each executive, other than 10,000 RSUs awarded to Mr. Judge, vest in equal installments on each of the first, second and third anniversaries of November 15, 2015. 10,000 of the RSUs awarded to Mr. Judge would have vested as follows: 5,000 would have vested following Datawatch’s release of its fiscal 2016 first quarter earnings if the quarterly revenue threshold and the applicable executive team initiatives were achieved for such quarter and 5,000 RSUs would have vested following Datawatch’s release of its fiscal 2016 second quarter earnings if the quarterly revenue threshold and the applicable executive team initiatives were achieved for such quarter, and Mr. Judge sufficiently performed his personal objectives for such quarter as determined by Mr. Morrison. As the Company’s financial results for the first and second fiscal quarter did not meet the applicable goals, these 10,000 performance-based RSUs failed to vest.

(3)	As disclosed in Datawatch’s Form 8-K filed July 25, 2016, Mr. Tacelli was appointed as Senior Vice President of Worldwide Sales Officer effective July 19, 2016. Mr. Tacelli was a named executive officer for a portion of fiscal 2016. Subsequently, Mr. Tacelli was appointed as Chief Operating Officer on December 1, 2016. Mr. Tacelli received $115,833 in annual base salary for the portion of fiscal 2016 for which he was employed by the Company.
(4)	As disclosed in Datawatch’s Form 8-K filed April 7, 2016, Mr. Judge resigned as an executive officer of Datawatch effective June 30, 2016. Mr. Judge received $217,500 in annual base salary for the portion of fiscal 2016 for which he was employed by the Company.

For executives other than Mr. Judge and Mr. Tacelli, aggregate target cash bonus eligibility was split into five amounts, with one annual bonus equal to 50% of the aggregate target cash bonus amount payable based on the extent to which Datawatch achieved its fiscal 2016 revenue target (such target, the “Annual Revenue Target”, and each such bonus, an “Annual Revenue Target Bonus”), and four quarterly bonuses in equal target amounts that together represented 50% of the aggregate target cash bonus amount and were payable based on the extent to which an executive’s management bonus objectives for the applicable quarter were met or exceeded (each, an “MBO Bonus”). 100% of Mr. Judge’s and Mr. Tacelli’s cash bonuses were tied to sales revenue achievement determined on a monthly basis.

Annual Revenue Target Bonus Eligibility and Calculation

The Annual Revenue Target Bonuses were eligible for payout if the Company achieved at least 80% of the Annual Revenue Target. Bonus eligibility at performance representing 80% of the Annual Revenue Target was 60% of the Annual Revenue Target Bonus amount, with bonus eligibility scaling up linearly as performance improved between 80% and 100% of the Annual Revenue Target. Performance at 100% of the Annual Revenue Target would have resulted in eligibility for 100% of the Annual Revenue Target Bonus. Performance over 100% of the Annual Revenue Target would have increased Annual Revenue Target Bonus eligibility at a 2 to 1 rate up to maximum eligibility of 150% of the Annual Revenue Target Bonus amount, based on performance at 125% of the Annual Revenue Target.

MBO Bonus Eligibility and Calculation

Each quarterly MBO Bonus was payable only if each of the following conditions were met:

•	revenue for the quarter was equal to or exceeded 90% of the revenue target for such quarter (the “Quarterly Revenue Target”);
•	the quantitative executive team initiative (“ETI”) applicable to all executives for such quarter was achieved; and
•	with respect to the second, third and fourth fiscal 2016 quarters, the applicable executive sufficiently performed an individual primary objective (“IPO”), which may have had quantitative and/or qualitative components.

The ETI for each quarter of fiscal 2016 was the closing of a specified number of self-service data preparation sales to new customers during such quarter. At the beginning of each fiscal 2016 quarter, Mr. Morrison established and determined the achievement of an IPO for each executive other than himself. Mr. Morrison’s IPO for each fiscal quarter was based on the cumulative achievement of the rest of the executive team’s individual IPOs, as determined by the Board.

If the applicable quarterly revenue threshold and ETI were achieved in a fiscal quarter, triggering MBO Bonus eligibility, an executive’s MBO Bonus would have been calculated as the product of (i) the executive’s quarterly MBO Bonus target amount, times (ii) the percentage achievement of the applicable ETI, times (iii) the percentage achievement of the Quarterly Revenue Target (not to exceed 100%). For quarters in which the IPOs apply, the resulting payment would have then be reduced or eliminated based on Mr. Morrison’s assessment (for each executive other than himself) or the Board’s assessment (for Mr. Morrison) of the executive’s IPO performance for such quarter.

The Compensation and Stock Committee retained the discretion at any time to change the above cash incentive bonus criteria (including bonus amounts and targets), including in the event any operating changes were approved during the fiscal year that materially impacted the Company’s fiscal 2016 financial plan.

Based on the Company’s quarterly financial results for fiscal 2016, including quarterly revenue, which did not meet the Company’s quarterly financial plan targets, the Compensation and Stock Committee ultimately did not approve any MBO bonus payments in fiscal 2016. The Company achieved approximately 80% of the Annual Revenue Target for fiscal 2016 resulting in actual cash bonuses to Mr. Morrison, Mr. Eliason and Mr. Mistry equal to approximately 62.5% of each such officer’s Annual Revenue Target.

All of the RSUs awarded to each executive, other than 10,000 RSUs awarded to Mr. Judge, were time-based RSUs which vest in equal installments on each of the first, second and third anniversaries of November 15, 2015. 10,000 RSUs awarded to Mr. Judge for fiscal 2016 were performance-based RSUs which would have vested following Datawatch’s release of its first and second quarter earnings as follows: 5,000 RSUs would have vested following Datawatch’s release of its fiscal 2016 first quarter earnings if the quarterly revenue threshold and the applicable ETI were achieved for such quarter and 5,000 RSUs would have vested following Datawatch’s release of its fiscal 2016 second quarter earnings if the quarterly revenue threshold and the applicable ETI were achieved for such quarter, and Mr. Judge had sufficiently performed his IPO for such quarter as determined by Mr. Morrison. As the Company’s financial results for the first and second fiscal quarter did not meet such goal, these performance-based RSUs failed to vest.

Accounting and Tax Implications

The financial reporting and income tax consequences to Datawatch of individual compensation elements are important considerations for the Compensation and Stock Committee when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Overall, the Compensation and Stock Committee seeks to balance its objective of ensuring an effective compensation package for named executive officers with the need to maximize the immediate deductibility of compensation — while ensuring an appropriate and transparent impact on reported net income and other closely followed financial measures.

In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), prevents publicly held corporations from deducting, for federal income tax purposes, compensation paid in excess of $1 million to certain executives. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation and Stock Committee awards compensation to our executive officers as it deems appropriate to meet our overall compensation objectives, even though it may not be fully deductible for the purposes of Section 162(m). Accordingly, compensation attributable to our Corporate Officers Compensation Plans, including equity awards with time-based vesting, may not be fully deductible for the purposes of Section 162(m).

Fiscal 2017 Executive Compensation Components

On November 1, 2016 and December 1, 2016, the Board of Directors approved and amended, respectively, the fiscal 2017 Corporate Officers Compensation Plan, which provides for fiscal 2017 compensation for the executive officers of Datawatch, including base salary, performance-based cash bonuses and awards of restricted stock units for shares of Datawatch’s common stock.

Base Salary and Cash Bonuses.  The following table sets forth base salary and performance-based cash bonus eligibility amounts under the fiscal 2017 Corporate Officers Compensation Plan for the executive officers of the Company:

Name/Title	Base Salary ($)	Aggregate Target Cash Bonuses ($)	Quarterly Bonus Eligibility at 80% Quarterly Revenue ($)	Quarterly Bonus Eligibility at 100% Quarterly Revenue ($)	Additional Bonus Eligibility at 125% Annual Revenue ($)
Michael A. Morrison (CEO)	375,000	200,000	30,000	50,000	100,000
James Eliason (CFO)	312,000	110,000	16,500	27,500	55,000
Ken Tacelli (COO)	320,000	220,000	3,000	5,000	10,000
Sanjay Mistry (Controller)	218,400	50,000	7,500	12,500	25,000

Except for $200,000 of Mr. Tacelli’s cash bonus which is tied to sales revenue achievement determined on a monthly basis, the aggregate target cash bonus eligibility for each executive is split into four quarterly bonuses in equal target amounts that together represent 100% of the aggregate target cash bonus amount and are payable based on: (A) whether Datawatch achieves year-to-date earnings before interest, taxes, severance, depreciation and amortization in excess of a certain threshold (each such threshold amount as approved by the Board is referred to herein as the “Quarterly EBITDA Threshold”) and (B) only if such Quarterly EBITDA Threshold is met, the extent to which Datawatch achieves its revenue targets for the applicable fiscal quarter (each such quarterly revenue target referred to herein as the “Quarterly Revenue Target”, and each such quarterly bonus, a “Quarterly Bonus”). Each Quarterly Bonus will be payable only if Datawatch’s year-to-date earnings before interest, taxes, severance, depreciation and amortization meets or exceeds the applicable Quarterly EBITDA Threshold.

Quarterly Bonus Eligibility and Calculation.  Each Quarterly Bonus is eligible for payout if Datawatch: (A) achieves the applicable Quarterly EBITDA Threshold and (B) achieves at least 80% of the applicable Quarterly Revenue Target. Assuming the applicable Quarterly EBITDA Threshold is met, Quarterly Bonus eligibility at performance representing 80% of the Quarterly Revenue Target is 60% of the Quarterly Bonus amount, with bonus eligibility scaling up linearly as performance improves between 80% and 100% of the applicable Quarterly Revenue Target. Assuming the applicable Quarterly EBITDA Threshold is met, performance at 100% of the Quarterly Revenue Target will result in eligibility for 100% of the applicable Quarterly Bonus.

Additional Bonus Eligibility and Calculation.  If Datawatch achieves earnings before interest, taxes, severance, depreciation and amortization in excess of Datawatch’s threshold for fiscal 2017 (as such EBITDA threshold is determined by the Board, the “Annual EBITDA Threshold”), performance over 100% of Datawatch’s revenue target for fiscal 2017 (as such revenue target is determined by the Board, the “Annual Revenue Target”) will result in eligibility for additional cash bonus amounts calculated at a 2 to 1 rate up to the maximum eligibility for additional cash bonus amounts of 50% of the aggregate target cash bonus amount for such executive officer, based on performance at 125% of the Annual Revenue Target.

The Board retains the discretion at any time to change the above cash bonus criteria (including bonus amounts, Quarterly EBITDA Thresholds, Quarterly Revenue Targets, Annual EBITDA Threshold and Annual Revenue Target), including based on individual performance or in the event any operating changes are approved during the fiscal year that materially impact Datawatch’s fiscal 2017 financial plan.

RSUs.  The following table sets forth the RSUs awarded to the executive officers of Datawatch:

Executive	RSUs (#)
James Eliason (CFO)	7,000
Sanjay Mistry (Controller)	5,000
Ken Tacelli (COO)	10,000

All of the RSUs awarded to each executive will vest in equal installments on each of the first, second and third anniversaries of November 15, 2016, dependent on the continued employment of the executive.

Summary Compensation Table

The following table sets forth summary information regarding the compensation of Datawatch’s named executive officers in fiscal 2016, 2015, and 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Fiscal Year	Salary	Bonus	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Michael A. Morrison President and CEO	2016	$375,000	$62,465	$448,500	—	—	$917	(3)	$886,882
	2015	$350,000	—	$183,200	—	—	$877	(3)	$534,077
	2014	$335,000	—	$572,800	—	—	$738	(3)	$908,538
James Eliason CFO	2016	$300,000	$34,356	$358,800	—	—	$917	(3)	$694,073
	2015	$290,000	—	$91,600	—	—	$877	(3)	$382,477
	2014	$275,000	—	$286,400	—		$738	(3)	$562,138
Ken Tacelli(4) Senior Vice President of Worldwide Sales	2016	$115,833	$102,674	$420,000	—	—	$304	(3)	$638,812
	2015	—	—	—	—	—	—		—
	2014	—	—	—	—	—	—		—
Sanjay Mistry(5) Vice President, Controller	2016	$210,000	$31,232	$59,800	—	—	$773	(3)	$301,805
	2015	$200,000	$23,200	$58,400	—	—	$704	(3)	$282,304
	2014	$183,523	$20,000	$285,000	—	—	$519	(3)	$489,042
John Judge(6)(7)	2016	$217,500	$137,128	$179,400	—	—	$73,112	(8)	$607,139
	2015	$280,000	$110,863	$45,800	—	—	$852	(3)	$437,515
	2014	$25,667	$10,984	$994,500	—	—	$101	(3)	$1,031,252

(1)	The title presented reflects the principal position held by each named executive officer as of September 30, 2016. Mr. Tacelli was subsequently appointed as Chief Operating Officer on December 1, 2016.
(2)	The amounts in this column represents the grant date fair value of RSU awards as computed in accordance with FASB ASC Topic 718.
(3)	Such amounts consist solely of the payment of life insurance premiums.
(4)	Mr. Tacelli joined Datawatch during fiscal 2016, and therefore received salary for fiscal 2016 only for the portion of the 2016 fiscal year he was employed by Datawatch.
(5)	Mr. Mistry joined Datawatch during fiscal 2014, and therefore received salary for fiscal 2014 only for the portion of the 2014 fiscal year he was employed by Datawatch.
(6)	As disclosed in Datawatch’s Form 8-K filed April 7, 2016, Mr. Judge resigned as an executive officer of Datawatch effective June 30, 2016. Mr. Judge was a named executive officer for a portion of fiscal 2016, but is no longer an executive officer or employee of Datawatch.
(7)	Mr. Judge joined Datawatch during fiscal 2014, and therefore received salary for fiscal 2014 only for the portion of the fiscal year he was employed by Datawatch.
(8)	Such amounts consist of $72,500 in payments made to Mr. Judge in connection with his resignation from Datawatch and $612 in payment of life insurance premiums.

Grants of Plan Based Awards

The following table sets forth information concerning plan-based awards to the named executive officers under the fiscal 2016 Corporate Officers Compensation Plan:

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards		Grant Date Fair Value of Stock and Option Awards(2)
		Threshold ($)	Target ($)		Maximum ($)	Target (#)
Michael A. Morrison	11/10/15	—	200,000		250,000	75,000	(3)	$448,500	(3)
James Eliason	11/10/15	—	110,000		137,500	60,000	(3)	$358,800	(3)
Ken Tacelli	7/19/16	—	200,000	(4)	—	75,000	(3)	$420,000	(3)
Sanjay Mistry	11/10/15	—	50,000		62,500	10,000	(3)	$59,800	(3)
John Judge(5)	11/10/15	—	225,000	(5)	—	20,000	(3)	$119,600	(5)

(1)	Other than for Mr. Tacelli and Mr. Judge, these were potential performance-based cash incentive bonuses. Based on the Company’s quarterly financial results in fiscal 2016, which did not meet the Company’s financial plan targets, no quarterly MBO bonus payments were made relating to such targets. The Company achieved approximately 80% of the Annual Revenue Target for fiscal 2016 resulting in actual cash bonuses to Mr. Morrison, Mr. Eliason and Mr. Mistry equal to approximately 62.5% of each such officer’s Annual Revenue Target.
(2)	The amounts in the “Grant Date Fair Value of Stock and Option Awards” reflect the grant date fair value of the RSUs awarded in fiscal 2016, in accordance with FASB ASC Topic 718.
(3)	Represents the number of RSUs granted. Such RSUs vest in equal installments on each of the first, second and third anniversaries of November 15, 2015.
(4)	Mr. Tacelli’s and Mr. Judge’s target cash bonuses were tied to sales revenue achievement determined on a monthly basis.
(5)	As disclosed in Datawatch’s Form 8-K filed April 7, 2016, Mr. Judge resigned as an executive officer of Datawatch effective June 30, 2016. Mr. Judge was a named executive officer for a portion of fiscal 2016, but is no longer an executive officer or employee of Datawatch.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Please refer to the narrative disclosure above beginning on page 15 under the heading Compensation of Named Executive Officers for Fiscal 2016 and beginning on page 22 under the heading Potential Payments Upon Termination or Change in Control.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards at September 30, 2016 granted to each named executive officer:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested(2) (#)		Market Value of Shares or Units of Stock that have Not Vested(2)(3) ($)
Michael A. Morrison	100,000	—	$3.46	2/11/2018	83,334	(4)	$617,505
	75,000		$12.92	4/23/2020	—		—
James Eliason	—	—	—		46,666	(5)	$345,795
Ken Tacelli	—	—	—		75,000	(6)	$555,750
Sanjay Mistry	—	—	—		16,666	(7)	$123,495
John Judge(8)	—	—	—		—		—

(1)	Options vest on a quarterly basis over the three year period beginning on the date of grant. Vesting of all options are accelerated upon a change of control of the Company in accordance with the Company’s equity compensation plans.
(2)	RSU awards generally vest annually over a three year period beginning on the date approved by the Compensation and Stock Committee with certain grants subject to a further vesting condition tied to the trading price of the Company’s Common Stock.
(3)	Market value is calculated by multiplying the number of shares or units by a share price of $7.41, the closing price of the Company’s common stock on Nasdaq on September 30, 2016.
(4)	Includes 50,000 RSUs granted on November 10, 2015, 13,334 RSUs granted on April 22, 2014 and 20,000 RSUs granted on April 23, 2013 that vest annually over a three year period beginning on January 30, 2016.
(5)	Includes 6,666 RSUs granted on April 22, 2014 and 40,000 RSUs granted on November 10, 2015.
(6)	Includes 75,000 RSUs granted on July 19, 2016.
(7)	Includes 3,333 RSUs granted on October 24, 2013, 6,667 RSUs granted on January 23, 2015 and 6,666 RSUs granted on November 10, 2015.
(8)	As disclosed in Datawatch’s Form 8-K filed April 7, 2016, Mr. Judge resigned as an executive officer of Datawatch effective June 30, 2016. Mr. Judge was a named executive officer for a portion of fiscal 2016, but is no longer an executive officer or employee of Datawatch.

Options Exercised and Stock Vested

There were no option exercises by any of Datawatch’s named executive officers during fiscal 2016. The following table summarizes the vesting of stock awards for each of Datawatch’s named executive officers for fiscal 2016:

OPTIONS EXERCISED AND STOCK VESTED

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Michael A. Morrison	23,333	$111,504
James Eliason	31,667	$167,202
Ken Tacelli	—	—
Sanjay Mistry	6,667	$28,672
John Judge(2)	—	—

(1)	The value realized upon vesting of the RSUs shown in the table above was calculated as the product of the closing price of a share of our common stock on the vesting date multiplied by the number of shares vested.
(2)	As disclosed in Datawatch’s Form 8-K filed April 7, 2016, Mr. Judge resigned as an executive officer of Datawatch effective June 30, 2016. Mr. Judge was a named executive officer for a portion of fiscal 2016, but is no longer an executive officer or employee of Datawatch.

Potential Payments Upon Termination or Change in Control

Executive Agreements and Severance Arrangements

The Board of Directors has approved severance agreements by the Company with each of Messrs. Morrison, Eliason, Tacelli and Mistry. Each executive severance agreement provides that in the event the Company terminates the officer’s employment other than for “Cause” (as defined in the respective agreement) or the officer elects to terminate his employment with the Company for “Good Reason” (as defined in the respective agreement), such officer is entitled to severance payments equal to his then current monthly base salary, payable on a monthly basis for twelve months following his termination date for Mr. Morrison and for six months following his termination date for each of Messrs. Eliason, Tacelli and Mistry. As a condition to the receipt by an officer of any payment or benefit under an executive severance agreement, the officer must first execute a valid, binding and irrevocable general release in favor of the Company and in a form reasonably acceptable to the Company, and must be in compliance with the terms of the officer’s Proprietary Information, Inventions and Non-Competition Agreement with the Company.

Each stock option agreement and restricted stock unit agreement pursuant to which each named executive officer holds the unvested stock options or restricted stock units disclosed herein, as applicable, provides that all such unvested options or restricted stock options shall accelerate and become fully vested and exercisable upon a change in control of the Company.

Departure of Certain Officers

The following table provides details of the potential payments and benefits that would be received by such named executive officers in the event of a termination of employment, had the termination of employment occurred on January 26, 2017. The following table does not reflect payments or benefits that are generally available to all salaried employees under standard company policies or benefits.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Salary Continuation ($)	Benefits Continuation ($)	Equity Awards ($)(1)
Michael A. Morrison	$375,000	—	$487,671
James Eliason	$156,000	$15,649	$266,000
Ken Tacelli	$160,000	$16,491	565,250
Sanjay Mistry	$109,200	$15,648	$110,836

(1)	For Messrs. Morrison, Eliason, Mistry and Tacelli the amounts reflect the value of all unvested stock options and RSUs that would vest as a result of a change in control occurring on January 26, 2017. The amounts are based on (i) in the case of accelerated options, the excess of the Datawatch’s January 26, 2017 closing common stock price over the applicable exercise price, and (ii) in the case of accelerated RSUs, the Datawatch closing common stock price as of January 26, 2017 multiplied by the number of unvested RSUs as of January 26, 2017.

COMPENSATION COMMITTEE REPORT

The Company’s Compensation and Stock Committee currently consists of Ms. McArdle and Messrs. Friedman, Seidl and Gillman, with Mr. Friedman serving as Chairman. The Compensation and Stock Committee has reviewed and discussed the Compensation Discussion and Analysis above with the Company’s management and, based on this review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation and Stock Committee of the Board of Directors:

Donald R. Friedman, Chairman
Randy Seidl
Joan C. McArdle
Charles M. Gillman

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the Compensation and Stock Committee was, during the fiscal year ended September 30, 2016, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Company served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a member of the Compensation and Stock Committee of the Company.

PROPOSAL II

APPROVAL OF AN AMENDMENT TO THE COMPANY’S
SECOND AMENDED AND RESTATED 2011 EQUITY COMPENSATION AND INCENTIVE PLAN

On January 24, 2017, subject to certain approvals by the Company’s stockholders, the Board of Directors adopted an amendment to the Company’s Second Amended and Restated 2011 Equity Compensation and Incentive Plan (the “2011 Plan”) to: (i) increase the total authorized shares under the 2011 Plan by 1,000,000 shares to 3,275,392 shares and (ii) prohibit the Company from granting awards under the 2011 Plan for which participants would be entitled to receive ordinary dividends (if any) in respect of those awards prior to the date those awards vest.

Since the 2011 Plan’s initial adoption at the 2011 annual meeting of stockholders, the Company has granted most of the shares previously authorized under the 2011 Plan in the course of hiring a new senior management team, bolstering its sales and marketing teams and retaining its management and sales teams while the Board conducted a review of strategic alternatives in fiscal 2016. As of January 5, 2017, there remained 187,902 shares of common stock available for issuance under the 2011 Plan.

In setting the amount of shares proposed to be added to the 2011 Plan, the Compensation and Stock Committee and the Board considered the amount of awards expected to be made to new hires and annual grants to existing employees during the next two years, as well as the total amount of awards currently outstanding under existing grants and available for new awards. The Company had outstanding, as of January 5, 2017, grants of 275,000 stock options, 528,543 unvested restricted stock units and 187,902 shares of common stock available for new awards. Accordingly, our approximately 991,445 outstanding and available awards represent potential dilution to our outstanding shares of approximately 7.6%. With the additional 1,000,000 shares that would be available for awards under the 2011 Plan as proposed to be amended, outstanding and available awards would represent potential dilution to our outstanding shares of approximately 14.2%.

In order to achieve future success, the Company will need to attract, retain and motivate key personnel and potential hires. The Board believes that equity-based compensation will continue to be essential to permit the Company to successfully continue the pursuit of these objectives. Accordingly, the Board has proposed an amendment to the 2011 Plan (the “Amended and Restated 2011 Plan”) to permit the continued issuance by the Company of equity-based compensation.

Although not subject to approval of the Company’s stockholders, the proposed Amended and Restated 2011 Plan will also modify the 2011 Plan such that the Company will be prohibited from granting awards under the 2011 Plan for which participants would be entitled to receive ordinary dividends (if any) in respect of those awards prior to the date those awards vest.

Other than as described above, the Amended and Restated 2011 Plan is unchanged from the plan as previously approved by the stockholders. The principal features of the Amended and Restated 2011 Plan include:

•	Limit on Shares Authorized: The Amended and Restated 2011 Plan authorizes the grant of 3,275,392 shares, an increase of 1,000,000 shares over the 2011 Plan as currently in effect, plus any shares issued in substitution for stock and stock-based awards issued by an entity in connection with a merger or consolidation of such entity with the Company or the acquisition by the Company of property or stock of such entity.
•	No Discount Stock Options: The Amended and Restated 2011 Plan prohibits the grant of a stock option with an exercise price less than the fair market value of the Company’s stock on the date of grant.
•	No Repricing of Stock Options: The Amended and Restated 2011 Plan prohibits the repricing of stock options without stockholder approval.

•	Independent Committee Administration: The Amended and Restated 2011 Plan is administered by a committee of the Board whose members satisfy the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and other applicable rules and regulations.
•	Material Amendments to the Plan Require Stockholder Approval: The Amended and Restated 2011 Plan provides that a material amendment to the Plan will not be effective unless approved by the Company’s stockholders.

Detailed Description of the Amended and Restated 2011 Equity Compensation and Incentive Plan

The following description of the Amended and Restated 2011 Plan is a summary only. The Company strongly recommends that you read the complete text of the Amended and Restated 2011 Plan, which is attached as Appendix A hereto, marked showing changes from the 2011 Plan currently in effect. The purpose of the Amended and Restated 2011 Plan is to provide stock options and other equity ownership opportunities in the Company (each, an “Award”) to employees, officers, directors, consultants and advisors of the Company and its subsidiaries, all of whom are eligible to receive Awards under the Amended and Restated 2011 Plan. Any person to whom an Award is granted will be called a “Participant.”

Administration.

The Amended and Restated 2011 Plan is administered by a committee (the “Committee”) composed solely of members of the Company’s board of directors that are “independent” under applicable rules and regulations. The Company’s Compensation and Stock Committee will be used to administer the Amended and Restated 2011 Plan. The Committee has the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Amended and Restated 2011 Plan and to interpret and correct the provisions of the Amended and Restated 2011 Plan and any Award. The Amended and Restated 2011 Plan also provides that authority to grant Awards to employees may be delegated to one or more officers of the Company.

Exercise Price.

The Committee establishes the exercise price of options (or determines the method by which the exercise price is determined) at the time each option is granted, provided that the minimum exercise price for an option may not be less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of the Common Stock on the date of grant. The exercise price, if applicable, of other stock-based Awards is also set by the Committee.

Authorized Shares.

The number of shares (the “Authorized Shares”) of Common Stock that may be delivered in satisfaction of Awards granted under the Amended and Restated 2011 Plan is 3,275,392 shares of Common Stock plus any shares issued following the adoption of the Amended and Restated 2011 Plan in substitution for stock and stock-based awards issued by an entity in connection with a merger or consolidation of such entity with the Company or the acquisition by the Company of property or stock of such entity. As of January 5, 2017, there were 187,902 shares of Common Stock that remain available for grant pursuant to the 2011 Plan. If any Award under the Company’s 2006 Equity Compensation and Incentive Plan or the 2011 Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares covered by such Award shall again be available for the grant of Awards under the Amended and Restated 2011 Plan.

Eligibility.

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the Amended and Restated 2011 Plan. Under present law, however, incentive stock options within the meaning of Section 422 of the Code may only be granted to employees of the Company and parents or subsidiaries of the Company. The maximum number of shares with respect to which Awards may be granted to any participant under the Amended and Restated 2011 Plan may not exceed 150,000 in any fiscal year, other than Awards made to a new hire.

Exercise of Options.

The Committee may determine the vesting schedule or the time at which an option will become exercisable. Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, by delivery of a properly signed written notice of exercise to the Company at its principal office address or to such transfer agent as the Company shall designate, or by notification of the Company-designated third party commercial provider. The Committee has the right to accelerate the date of exercise of any installment of any option despite the fact that such acceleration may disqualify all or part of any option as an incentive stock option.

Types of Awards.

Awards under the Amended and Restated 2011 Plan may be in the form of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, and any other equity-based interests as the Committee shall determine, or any combination thereof.

Stock Options.

Stock options represent the right to purchase shares of Common Stock within a specified period of time at a specified price. As detailed above, the exercise price for options will be not less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of Common Stock on the date of grant. The aggregate fair market value, determined on the date the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined on the date such option is granted). No incentive stock option will be granted to a person who is not an “employee” as defined in the applicable provisions of the Internal Revenue Code of 1986, as amended, (the “Code”), and regulations issued thereunder. Options shall expire in seven years after the date of grant. No stock options can be granted under the Amended and Restated 2011 Plan after April 25, 2021, but options granted before that date may be exercised thereafter.

Payment for the exercise of options under the Amended and Restated 2011 Plan may be made by one or any combination of the following forms of payment:

•	by cash or by check payable to the order of the Company;
•	at the discretion of the Committee through delivery of shares of Common Stock having fair market value equal as of the date of exercise to the cash exercise price of the Option; or
•	at the discretion of the Committee, by delivery of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option by the optionee’s broker or selling agent.

Restricted Stock and Restricted Stock Units.

Restricted stock is Common Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Restricted stock units represent the right to receive shares of Common Stock in the future, with the right to future delivery of the shares subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. The Committee may determine the vesting schedule or the time at which the restrictions on restricted stock or restricted stock units will lapse. Subject to any restrictions applicable to the award, a participant holding restricted stock (whether vested or unvested) will be entitled to enjoy all rights of a stockholder with respect to such restricted stock, including the right to vote the shares and receive dividends. A participant holding a restricted stock unit may not vote the shares underlying the unit until the award vests and the participant receives the shares, but the participant may be credited with dividends prior the date the restricted stock unit vests. Payment of dividends to participants with respect to unvested restricted stock and restricted stock units will be delayed until the award vests. If the award does not vest, the unpaid dividends will be forfeited.

Other Awards.

The Amended and Restated 2011 Plan provides the flexibility to grant other forms of Awards based upon the Common Stock, having the terms and conditions established at the time of grant by the Committee. The Committee may determine the vesting schedule or the time at which other awards will become exercisable.

Eligibility Under Section 162(m).

In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation, however, does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The regulations under Section 162(m) of the Code contain a “safe harbor” that treats stock options granted at fair market value as qualified performance-based compensation (assuming certain other requirements are satisfied). The Amended and Restated 2011 Plan contains provisions intended to enable the Company also to grant other equity awards that constitute “qualified performance-based compensation” under Section 162(m), including categories of performance goals on which the Company may base an executive’s performance-based incentive compensation.

Transferability.

Except as the Committee may otherwise determine or provide in an Award, Awards may be transferred only by will or by the laws of descent and distribution; provided, however, that Nonstatutory Stock Options may be transferred pursuant to a qualified domestic relations order or to a grantor-retained annuity trust or a similar estate-planning vehicle under which the trust is bound by all provisions of the option which are applicable to the holder thereof.

Adjustment.

In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, the following shall be equitably adjusted:

•	the number and class of securities available for Awards under the Amended and Restated 2011 Plan and the per-participant share limit;
•	the number and class of securities, vesting schedule and exercise price per share subject to each outstanding option;
•	the repurchase price per security subject to repurchase; and
•	the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

Treatment upon Acquisition.

Unless otherwise expressly provided in the applicable Award, upon the occurrence of an acquisition of the Company, appropriate provision is to be made for the continuation or the assumption by the surviving or acquiring entity of all Awards. In addition to or in lieu of the foregoing, the Committee may provide that one or more Awards granted under the Amended and Restated 2011 Plan must be exercised by a certain date or shall be terminated, or that any such Awards shall be terminated in exchange for a cash payment.

Effect of Termination, Disability or Death.

The Committee determines the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant, or the participant’s legal representative, conservator, guardian or designated beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to incentive stock options.

Amendment of Awards.

The Committee may, without stockholder approval, amend, modify or terminate any outstanding Award, provided that, the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant, provided, further, that previously-issued options may not be amended without stockholder approval to reduce the price at which such previously issued options are exercisable or to extend the period of time for which a previously-issued option shall be exercisable beyond the original expiration date of such option.

Termination of Amended and Restated 2011 Plan; Amendments.

Awards may be granted under the Amended and Restated 2011 Plan at any time prior to April 25, 2021. The Committee may amend, suspend or terminate the Amended and Restated 2011 Plan or any portion thereof at any time, provided, however, that any material amendment to the Amended and Restated 2011 Plan will not be effective unless approved by the Company’s stockholders.

Federal Income Tax Consequences

Incentive Stock Options.

The following general rules are applicable under current United States federal income tax law to incentive stock options (“ISOs”) granted under the Company’s Amended and Restated 2011 Plan.

1.	In general, no taxable income results to the optionee upon the grant of an ISO or upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to the Company upon either grant or exercise of an ISO.
2.	If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.
3.	If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.
4.	In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.
5.	Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain to the optionee.
6.	Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.
7.	An optionee may be entitled to exercise an ISO by delivering shares of the Company’s Common Stock to the Company in payment of the exercise price, if so provided by the Committee. If an optionee exercises an ISO in such fashion, special rules will apply.
8.	In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income” reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.
9.	Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Nonstatutory Stock Options.

The following general rules are applicable under current federal income tax law to options that do not qualify as ISOs (“Nonstatutory Stock Options”) granted under the Company’s Amended and Restated 2011 Plan:

1.	The optionee generally does not realize any taxable income upon the grant of a Nonstatutory Stock Option, and the Company is not allowed a federal income tax deduction by reason of such grant.
2.	The optionee generally will recognize ordinary income at the time of exercise of a Nonstatutory Stock Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.
3.	When the optionee sells the shares acquired pursuant to a Nonstatutory Stock Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.
4.	The Company generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes ordinary income.
5.	An optionee may be entitled to exercise a Nonstatutory Stock Option by delivering shares of the Company’s Common Stock to the Company in payment of the exercise price, if so provided by the Committee. If an optionee exercises a Nonstatutory Stock Option in such fashion, special rules will apply.
6.	Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Awards and Purchases.

The following general rules are applicable under current federal income tax law to awards of restricted stock, restricted stock units or the granting of opportunities to make direct stock purchases under the Company’s Amended and Restated 2011 Plan:

1.	The recipient of restricted stock will not recognize taxable income at the time of a grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code (“Code”) to be taxed at that time. If that election is made, the participant will recognize compensation taxable as ordinary income at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income at the time the restrictions lapse, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will generally be entitled to a corresponding deduction at the time the ordinary income is recognized by the recipient, except to the extent that the deduction limits of Section 162(m) of the Code apply.
2.	The recipient of restricted stock units will not recognize taxable income at the time of a grant of a restricted stock unit, and the Company will not be entitled to a tax deduction at that time. The recipient will recognize compensation taxable as ordinary income, however, at the time of the settlement of the award, equal to the fair market value of any shares delivered and the amount of cash paid. The Company will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.
3.	The recipient of unrestricted stock, and of restricted stock subject only to restrictions on transferability, will recognize compensation taxable as ordinary income at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will generally be entitled to a corresponding deduction at that time, except to the extent that the deduction limits of Section 162(m) apply.

Other Tax Considerations.

A participant who receives accelerated vesting, exercise or payment of awards contingent upon or in connection with a change of control may be deemed to have received an “excess parachute payment” under Section 280G of the Code. In such event, the participant may be subject to a 20% excise tax and the Company may be denied a tax deduction for such payments.

It is the intention of the Company that awards will comply with Section 409A of the Code regarding nonqualified deferred compensation arrangements or will satisfy the conditions of applicable exemptions. However, if an award is subject to and fails to comply with the requirements of Section 409A, the participant may recognize ordinary income on the amounts deferred under the award, to the extent vested, prior to the time when the compensation is received. In addition, Section 409A imposes a 20% penalty tax, as well as interest, on the participant with respect to such amounts.

The Patient Protection and Affordable Care Act, which was enacted on March 23, 2010, introduced a new Net Investment Income Tax imposed by Section 1411 of the Code. For taxable years beginning after December 31, 2012, dividends paid to and capital gains recognized by individuals with incomes over certain threshold amounts may be subject to a 3.8 percent tax on this Net Investment Income.

The foregoing general tax discussion is intended for the information of the Company’s stockholders considering how to vote with respect to this proposal, and not as tax guidance to participants in the Amended and Restated 2011 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” APPROVAL OF THE AMENDMENT TO
THE SECOND AMENDED AND RESTATED
2011 EQUITY COMPENSATION AND INCENTIVE PLAN

PROPOSAL III

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm for Fiscal 2017

The Board of Directors is seeking ratification of the Audit Committee’s selection of RSM US LLP (formerly McGladrey LLP) to serve as the registered public accounting firm for the fiscal year ending September 30, 2017. RSM US LLP served as the Company’s registered public accounting firm for the fiscal year ending September 30, 2016.

The Board of Directors has put the ratification of the selection of RSM US LLP before the stockholders because the Board believes that seeking stockholder ratification of the selection of the independent registered public accounting firm is good corporate practice. If the appointment of RSM US LLP is not ratified, the Audit Committee will first review the basis for the stockholder vote and the Company’s relationship with RSM US LLP and will then take such action as it deems necessary.

Representatives of RSM US LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM.

Independent Registered Public Accounting Firm Fees for Fiscal Years 2015 and 2016

Audit Fees.

The audit fees billed for services provided to us for the 2015 and 2016 fiscal years by RSM US LLP were $320,000 for 2015 and $285,500 for 2016. Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as services related to statutory audits, comfort letters, consents and assistance with and reviews of quarterly financial statements and other documents filed with the Securities and Exchange Commission.

All services rendered by RSM US LLP for fiscal years 2015 and 2016 were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee.

Audit-Related Fees.

No audit related fees were paid to RSM US LLP for assurance or related services that were reasonably related to the performance of the audit or review of our financial statements and that are not disclosed as audit fees for the years ended September 30, 2016 and 2015, respectively.

Tax Fees and All Other Fees.

No other fees relating to tax advisory or other services were paid to RSM US LLP for professional services rendered to the Company for the years ended September 30, 2016 and 2015, respectively.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with the requirements of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee will approve the specific terms of engagement once an independent registered public accounting firm has been selected, which will provide for the provision of specific services. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval by the Audit Committee or by one or more of its members before engaging the independent registered public accounting firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Datawatch’s directors, executive officers and holders of more than 10% of the Company’s common stock, referred to herein as Reporting Persons, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s common stock. Such persons are required by regulations of the Securities and Exchange Commission to furnish us with copies of all such filings. Based on the Company’s review of the copies of such filings received by us with respect to the fiscal year ended September 30, 2016, and written representations from certain of the Company’s directors and executive officers, we believe that all Reporting Persons complied with all Section 16(a) filing requirements for the fiscal year ended September 30, 2016.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company’s principal executive offices not later than close of business on December 19, 2017. To be timely, notice to the Company of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders of the Company must be delivered between December 19, 2017 and January 18, 2018. For any proposal that is not submitted for inclusion in the proxy statement for the next annual meeting of stockholders but is instead sought to be presented directly at the next annual meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on January 18, 2018, and advises stockholders in the next proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on January 18, 2018. Notices of intention to present proposals at the next annual meeting should be addressed to: Secretary, Datawatch Corporation, 4 Crosby Drive, Bedford, MA 01730. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail — Return Receipt Requested.

CODE OF ETHICS AND BUSINESS CONDUCT POLICY

The Board of Directors adopted a Code of Ethics and Business Conduct Policy on January 23, 2004 (amended November 11, 2011) applicable to all employees and directors of the Company. The Code of Ethics and Business Conduct Policy is posted on the Company’s website, www.datawatch.com and located under the “About” tab and the “Investor Relations” and “Corporate Governance” links. Any amendments to or waivers of the Code of Ethics and Business Conduct Policy that apply to the Company’s principal executive officer, principal financial officer or principal accounting officer and that relates to any element of the definition of the term “code of ethics,” as that term is defined by the Securities and Exchange Commission, will be posted on Datawatch’s website at the address above.

EXPENSES AND SOLICITATION

We have retained Morrow Sodali LLC (“Morrow”), 470 West Avenue, Stamford, CT 06902, to assist us in the solicitation of proxies for a fee of $5,500. Proxies may be solicited by mail, telephone, facsimile, telegraph, the Internet, e-mail, newspapers and other publications of general distribution and in person.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In some cases, only one copy of the Notice or this proxy statement and the 2016 Annual Report is being delivered to multiple stockholders sharing an address. However, this delivery method, called “householding,” is not being used if the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Notice or this proxy statement and the 2016 Annual Report to a stockholder at a shared address to which a single copy of the documents were delivered. To request a separate delivery of the Notice or these materials now or in the future, a stockholder may submit a written request either to Investor Relations, Datawatch Corporation, 4 Crosby Drive, Bedford, MA 01730 or to investor@datawatch.com or an oral request by calling the Company’s Investor Relations group at (978) 441-2200, ext. 8323. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the Notice or this proxy statement and 2016 Annual Report and who would prefer to receive a single copy of such materials may instruct the Company accordingly by directing that request to the Company in the manner provided above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON APRIL 18, 2017

This proxy statement and the Company’s 2016 Annual Report are available online at https://materials.proxyvote.com/237917.

OTHER BUSINESS

The Board of Directors knows of no business that will be presented for consideration at the meeting other than those items stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

APPENDIX A

DATAWATCH CORPORATION

THIRD AMENDED AND RESTATED 2011 EQUITY COMPENSATION AND INCENTIVE PLAN1

1. Purpose and Eligibility.

The purpose of this Third Amended and Restated 2011 Equity Compensation and Incentive Plan (the “Plan”) of Datawatch Corporation (the “Company”) is to provide equity ownership opportunities in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant”. Additional definitions are contained in Section 11.

2. Administration.

a. Administration by Committee of Independent Members of the Board of Directors.  The Plan will be administered by a committee (the “Committee”) composed solely of members of the Board of Directors of the Company that are “independent”, as defined pursuant to applicable rules and regulations; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. The Committee, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Committee shall be final and binding on all interested persons. Neither the Company nor any member of the Committee shall be liable for any action or determination relating to the Plan.

b. Delegation to Executive Officers.  To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Committee may determine; provided, however, that the Committee shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officer or officers. The Committee may, by a resolution adopted by the Committee, authorize one or more officers of the Company to do one or both of the following: (i) designate employees of the Company or of any of its subsidiaries to be recipients of Awards created by the Company and (ii) determine the number of such Awards to be received by such employees; provided, however, that the resolution so authorizing such officer or officers shall specify the maximum number of Awards such officer or officers may so award. The Committee may not authorize an officer to designate himself or herself as a recipient of any such Awards and the Committee may not authorize an officer to grant Awards to other executive officers of the Company.

3. Stock Available for Awards.

a. Number of Shares.  Subject to adjustment under Section 3(c), the aggregate number of shares (the “Authorized Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) that may be issued pursuant to the Plan shall be (i) ~~2,275,392~~ 3,275,392 shares of Common Stock, plus (ii) any shares issued following the adoption of this Second Amended and Restated 2011 Plan in substitution for stock and stock-based awards issued by an entity in connection with a merger or consolidation of such entity with the Company or the acquisition by the Company of property or stock of such entity. If any Award under the Plan or under the Company’s 2006 Equity Compensation and Incentive Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b. Per-Participant Limit.  Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 150,000 shares of Common Stock, other than Awards granted in connection with a Person assuming status as a Participant.

[1]	The marked changes show the amendments to the Second Amended and Restated 2011 Equity Compensation and Incentive Plan approved by the Board of Directors on January 24, 2017 and for which stockholder approval is being sought.

c. Adjustment to Common Stock.  In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan, including Restricted Stock, Restricted Stock Units, and Awards issued pursuant to Section 7 hereof, and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option (as defined below), (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 9(e)(i) applies for any event, this Section 3(c) shall not be applicable.

d. Fractional Shares.  No fractional shares shall be issued under the Plan and the Participant shall receive from the Company cash in lieu of such fractional shares.

4. Stock Options.

a. General.  The Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b. Incentive Stock Options.  An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Committee and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.”

c. Dollar Limitation.  For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined below) of more than $100,000 (determined as of the respective date or dates of grant) or such other limit as may be imposed by Section 422 of the Code or other applicable regulation. To the extent that any such Incentive Stock Options exceed the $100,000 limitation or such other limitation, such Options shall be Nonstatutory Stock Options.

d. Exercise Price.  The Committee shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable option agreement, provided, that the exercise price per share specified in the agreement relating to each Option granted under the Plan shall not be less than the Fair Market Value per share of Common Stock on the date of such grant. In the case of an Incentive Stock Option to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share specified in the agreement relating to such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply. Subject to Section 3(c), an Option may not be amended subsequent to its issuance to reduce the price at which it is exercisable or exchanged for an Option at a lower exercise price unless such amendment or exchange is approved by the Company’s stockholders. An outstanding Option may not be surrendered in exchange for a cash payment at any time when the exercise price per share of such Option is greater than the then current Fair Market Value per share of the Common Stock.

e. Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable option agreement; provided, that no Option shall be exercisable for a period of time greater than seven (7) years from the date of grant of such Option; provided, further, that Incentive Stock Options granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall be exercisable for a maximum of five (5) years from the date of grant of such option. For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply.

f. Vesting of Options.  Subject to Section 9(e) and Section 9(i), the Committee may determine the time or times at which, or conditions under which, (i) an Option will become exercisable; (ii) an Option will vest; or (iii) the restrictions to which an Option is subject will lapse.

g. Exercise of Option.  Options may be exercised only by delivery to the Company at its principal office address or to such transfer agent as the Company shall designate of a written notice of exercise specifying the number of shares as to which such Option is being exercised, signed by the proper person, or, by notification of a Company-designated third party commercial provider (the “Third Party Commercial Provider”), in accordance with the procedures approved by the Company and to which the holder of the Option shall have ongoing access by means of accessing such person’s account maintained with the Third Party Commercial Provider, together with payment in full as specified in Section 4(h) for the number of shares for which the Option is exercised.

h. Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i)	in United States dollars in cash or by check or by fund transfer from the Option holder’s account maintained with the Third Party Commercial Provider;
(ii)	at the discretion of the Committee, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option;
(iii)	at the discretion of the Committee and consistent with applicable law, through the delivery (including by attestation) of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant’s direction at the time of exercise;
(iv)	at the discretion of the Committee, by any combination of (i), (ii), or (iii) above.

If the Committee exercises its discretion to permit payment of the exercise price of an Incentive Stock Option by means of the methods set forth in clauses (ii), (iii) or (iv) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the Incentive Stock Option in question.

i. Notice to Company of Disqualifying Disposition.  By accepting an Incentive Stock Option granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a disqualifying disposition of any stock acquired pursuant to the exercise of Incentive Stock Options granted under the Plan. A “disqualifying disposition” is generally any disposition occurring on or before the later of (a) the date two years following the date the Incentive Stock Option was granted or (b) the date one year following the date the Incentive Stock Option was exercised.

j. Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

k. Issuances of Securities.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

5. Restricted Stock.

a. Grants.  The Committee may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award (each, a “ Restricted Stock Award”).

b. Terms and Conditions.  A Participant that is the holder of a Restricted Stock Award, whether vested or unvested, shall be entitled to enjoy all stockholder rights with respect to the shares of Common Stock underlying such Restricted Stock Award, including the right to receive ordinary dividends and vote such shares; provided that, any ordinary dividends with respect to unvested shares subject to the Award shall be withheld by the Company and credited to an account for the Participant, and may be settled in cash or Common Stock, as determined by the Committee, and shall be distributed to the Participant within sixty days after the date the Restricted Stock Award vests and, if the Award does not vest, the Participant shall have no right to such dividends. Subject to Section 5(c) hereof, the Committee shall determine all other terms and conditions of any such Restricted Stock Award, including without limitation whether the shares of Common Stock underlying a Restricted Stock Award are represented by a stock certificate or are registered in electronic or book entry form without the issuance of a stock certificate. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

c. Vesting of Restricted Stock.  Subject to Section 9(e) and Section 9(i), the Committee may determine the time or times at which, or conditions under which, (i) the Restricted Stock will become exercisable; (ii) the Restricted Stock will vest; or (iii) the restrictions to which the Restricted Stock is subject will lapse.

6. Restricted Stock Unit.

a. Grants.  The Committee may grant Awards entitling recipients to acquire shares of Common Stock in the future, with the future delivery of the Common Stock subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of one or more specified conditions (each, a “Restricted Stock Unit”).

b. Terms and Conditions.  Subject to Section 6(c) hereof, the Committee shall determine the terms and conditions of any such Restricted Stock Unit. A Participant may not vote the shares represented by a Restricted Stock Unit, but a Restricted Stock Unit may provide a Participant with the right to receive ordinary dividend payments or ordinary dividend equivalent payments with respect to Common Stock subject to the Award (both before and after such Common Stock is earned or vested), which payments ~~may~~ shall be ~~either made currently or~~ withheld by the Company and credited to an account for the Participant, and may be settled in cash or Common Stock, as determined by the Committee, and shall be distributed to the Participant upon settlement of the Restricted Stock Unit and shall be forfeited if the Restricted Stock Unit does not vest. Any such settlements, any such crediting of dividends or dividend equivalents or reinvestment in shares of Common Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Common Stock equivalents~~.~~

c. Vesting of Restricted Stock Unit.  Subject to Section 9(e) and Section 9(i), the Committee may determine the time or times at which, or conditions under which, (i) the Restricted Stock Unit will become exercisable; (ii) the Restricted Stock Unit will vest; or (iii) the restrictions to which the Restricted Stock Unit is subject will lapse.

7. Other Stock-Based Awards.

The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

8. Performance-Based Awards.

a. General.  Subject to the terms of the Plan, the Committee shall have the authority to establish and administer performance-based grant, exercise, and/or vesting conditions and Performance Goals (as defined in Section 8(b) below) with respect to such Awards as it considers appropriate, which Performance Goals must be satisfied, as determined by the Committee, before the Participant receives or retains an Award or before the Award becomes exercisable or nonforfeitable, as the case may be. Where such Awards are granted to any person who is a “covered employee” within the meaning of Section 162(m) of the Code (“Section 162(m)”), the Committee (which in such case shall consist solely of those Committee members that are “outside directors” as defined by Section 162(m)) may designate the Awards as subject to the requirements of Section 162(m), in which case the provisions of the Awards are intended to conform with all provisions of Section 162(m) to the extent necessary to allow the Company to claim a Federal income tax deduction for the Awards as “qualified performance based compensation.” However, the Committee retains the sole discretion to grant Awards that do not so qualify and to determine the terms and conditions of such Awards including any performance-based vesting conditions that shall apply to such Awards. Prior to the occurrence of an Acquisition, the Committee may exercise its discretion in a uniform and non-discriminatory manner for similarly-situated Participants to reduce (but not increase) any Award otherwise payable under this Plan in accordance with objective or subjective factors if necessary or appropriate to limit the amount payable under an Award to an amount consistent with the purposes of the Plan and the intended economic benefits of participation in the Plan. No Award subject to Section 162(m) shall be paid or vest, as applicable, unless and until the date that the Committee has certified, in the manner prescribed by Section 162(m), the extent to which the Performance Goals for the Performance Period (as defined in Section 8(b) below) have been attained and has made its decisions regarding the extent, if any, of a reduction of such Award. The Committee’s determination will be final and conclusive.

b. Performance Goals.  Performance goals (the “Performance Goals”) will be based exclusively on one or more of the following business criteria determined with respect to the Company and its Subsidiaries on a group-wide basis or on the basis of Subsidiary, business platform, or operating unit results: (i) earnings per share (on a fully diluted or other basis), (ii) pretax or after tax net income, (iii) operating income, (iv) gross revenue, (v) profit margin, (vi) stock price targets or stock price maintenance, (vi) working capital, (vii) free cash flow, (viii) cash flow, (ix) return on equity, (x) return on capital or return on invested capital, (xi) earnings before interest, taxes, depreciation, and amortization (EBITDA), (xii) economic value added, (xiii) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures, or (xiv) any combination of these measures.

Each Performance Goal may be expressed in absolute and/or relative terms or ratios and may be based on or use comparisons with internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions, platforms, operating units and/or other business unit) and/or the past or current performance of other companies. In the case of earnings-based measures, Performance Goals may use comparisons relating to capital (including, but not limited to, the cost of capital), cash flow, free cash flow, shareholders’ equity and/or shares outstanding, or to assets or net assets.

The Committee shall determine the period for which Performance Goals are set and during which performance is to be measured to determine whether a Participant is entitled to payment of an Award under the Plan (the “Performance Period”). Performance Periods may be of varying and overlapping durations, but each such period shall not be less than 12 months. To the extent that an Award is intended to constitute “qualified performance based compensation” within the meaning of Section 162(m), the Performance Goals must be established within 90 days of the beginning of the Performance Period.

The Committee may specify in an Award that Performance Goals shall be adjusted to include or exclude the effect of special one-time or extraordinary gains or losses and other one-time or extraordinary events, including without limitation changes in accounting principles, extraordinary, unusual, or nonrecurring items (such as material litigation, judgments and settlements), currency exchange rate fluctuations, changes in corporate tax rates, and the impact of acquisitions, divestitures, and discontinued operations.

9. General Provisions Applicable to Awards.

a. Transferability of Awards.  Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant, provided, however, that Nonstatutory Stock Options may be transferred pursuant to a qualified domestic relations order (as defined in the Code) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Option which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b. Documentation.  Each Award granted under the Plan shall be evidenced by a written Award agreement in such form as the Committee shall from time to time approve. Award agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of an Incentive Stock Option, the Award agreement shall contain, or refer to, such provisions relating to exercise and other matters as are required of “incentive stock options” under the Code. Award agreements may be evidenced by an electronic transmission (including an e-mail or reference to a website or other URL) sent to the Participant through the Company’s normal process for communicating electronically with its employees. As a condition to receiving an Award, the Committee may require the proposed Participant to affirmatively accept the Award and agree to the terms and conditions set forth in the Award agreement by physically and/or electronically executing the Award agreement or by otherwise physically and/or electronically acknowledging such acceptance and agreement. With or without such affirmative acceptance, however, the Committee may prescribe conditions (including the exercise or attempted exercise of any benefit conferred by the Award) under which the proposed Participant may be deemed to have accepted the Award and agreed to the terms and conditions set forth in the Award agreement.

c. Committee Discretion.  The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.

d. Termination of Status.  The Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options, provided, that such period shall not expire before the earlier of (i) the date on which the shares underlying the Award are registered under an effective registration statement on Form S-8 under the Securities Act of 1933, as amended, or (ii) the date on which the Award expires.

e. Acquisition of the Company.

(i) Consequences of an Acquisition.  If the Company is to be consolidated with or acquired by another entity in a merger, tender offer or other reorganization or transaction in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company’s assets or otherwise (each, an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Committee”), shall, as to outstanding Awards, either (i) make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Committee deems appropriate, the Fair Market Value of which shall not materially exceed the Fair Market Value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition; or (ii) upon written notice to the Participants, provide that all Awards must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Awards shall terminate; or (iii) terminate all Awards in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Awards (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof; or (iv) in the event the exercise price of an Award exceeds the Fair Market Value of the shares subject to such Award, terminate such Award without any consideration.

(ii) Assumption of Awards Upon Certain Events.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances and in accordance with Section 3(a) shall not reduce the number of Authorized Shares issuable under the Plan.

f. Withholding.  Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Committee may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

g. Amendment of Awards.  The Committee may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, modifying the exercise price, and converting an Incentive Stock Option to a Nonstatutory Stock Option; provided that, except as otherwise provided in Section 9(e)(i), the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant; provided, further, that subject to Section 3(c), an Option may not be amended subsequent to its issuance either to reduce the price at which such previously issued Option is exercisable or to extend the period of time for which such previously-issued Option shall be exercisable beyond the expiration date of such Option unless such amendment is approved by the Company’s stockholders.

h. Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations, and (iv) the Participant has paid to the Company, or made provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with the Award.

i. Acceleration.  The Committee may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change of control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to Section 9(e)(i), the Committee may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

j. Compliance with Code Section 409A.  It is the intention of the Company that this Plan and each Award comply with and be interpreted in accordance with Section 409A of the Code, the United States Department of Treasury regulations, and other guidance issued thereunder, including any applicable exemptions (collectively, “Section 409A”). Each payment in any series of payments provided to a Participant pursuant to this Plan or an Award will be deemed a separate payment for purposes of Section 409A. If any amount payable under this Plan or an Award is determined by the Company to constitute nonqualified deferred compensation for purposes of Section 409A (after taking into account applicable exemptions) and such amount is payable upon a termination of employment, then such amount shall not be paid unless and until the Participant’s termination of employment also constitutes a “separation from service” from the Company for purposes of Section 409A. In the event that the Participant is determined by the Company to be a “specified employee” for purposes of Section 409A at the time of his separation from service with the Company, then any nonqualified deferred compensation (after giving effect to any exemptions available under Section 409A) otherwise payable to the Participant as a result of the Participant’s separation from service during the first six (6) months following his separation from service shall be delayed and paid in a lump sum upon the earlier of (x) the Participant’s date of death, or (y) the first day of the seventh month following the Participant’s separation from service, and the balance of the installments (if any) will be payable in accordance with their original schedule.

10. Foreign Jurisdictions.

To the extent that the Committee determines that the material terms set by the Committee or imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders. The Committee shall also have the authority and discretion to delegate the foregoing powers to appropriate officers of the Company.

11. Miscellaneous.

a. Definitions.

(i) “Company” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Datawatch Corporation, as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of Datawatch Corporation, as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Committee in its sole discretion.

(ii) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii) “employee” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company and who has actually commenced employment with the Company, whether full or part-time status; provided, however, that for purposes of Section 4(b) such person must be an employee of the Company as defined under Section 422 of the Code.

(iv) “Fair Market Value” of the Company’s Common Stock on any date means (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange; or (iii) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length); provided, that, in all events the Fair Market Value shall represent the Committee’s good faith determination of the fair market value of the Common Stock. The Committee’s determination shall be conclusive as to the Fair Market Value of the Common Stock.

b. No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c. No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d. Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is approved by the stockholders of the Company (the “Effective Date”). No Awards shall be granted under the Plan after the completion of ten years from the Effective Date, but Awards previously granted may extend beyond that date.

e. Amendment of Plan.  The Committee may amend this Plan at any time, provided that any material amendment to the Plan will not be effective unless approved by the Company’s stockholders. For this purpose, a material amendment is any amendment that would (i) other than pursuant to Section 3(c) or in connection with the assumption of awards pursuant to Section 9(e)(ii), materially increase either the number of shares of Common Stock available under the Plan; the maximum number of shares of Common Stock that may be granted as Restricted Stock, Restricted Stock Units or pursuant to Section 7; or the maximum number of shares of Common Stock issuable in one fiscal year to a Participant; (ii) expand the class of persons eligible to receive awards or otherwise participate in the Plan; (iii) subject to Section 3(c), reduce the price at which a previously-issued Option is exercisable or to extend the period of time for which a previously-issued Option shall be exercisable beyond the original expiration date of such Option; or (iv) require stockholder approval pursuant to the requirements of Nasdaq or any exchange on which the Company is then listed or applicable law.

f. Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, exclusive of reference to rules and principles of conflicts of law.

Adopted by the Board of Directors on
January 24, 2017

DATAWATCH CORPORATION
4 CROSBY DRIVE
BEDFORD, MA 01730

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01 Richard de J. Osborne 02 Randy Seidl 03 Thomas H. Kelly 04 Christopher T. Cox 05 David C. Mahoney
06 Michael A. Morrison 07 Joan McArdle 08 Donald R. Friedman

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting Yes ☐ No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
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John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

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0000314259_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com

DATAWATCH CORPORATION
Annual Meeting of Stockholders
April 18, 2017 11:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) MICHAEL A. MORRISON and JAMES ELIASON, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of DATAWATCH CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 11:00 AM, Eastern Daylight Time on April 18, 2017 at the offices of the Company, 4 Crosby Drive, Bedford, MA 01730, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000314259_2 R1.0.1.15

*** Exercise Your *Right* to Vote ***

DATAWATCH CORPORATION

DATAWATCH CORPORATION
4 CROSBY DRIVE
BEDFORD, MA 01730

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: February 23, 2017
Date: April 18, 2017 **Time:** 11:00 AM EDT
Location: Offices of the Company
4 Crosby Drive
Bedford, MA 01730

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You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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0000314258_1 R1.0.1.15

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0000314258_2 R1.0.1.15

Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01	Richard de J. Osborne	02	Randy Seidl	03	Thomas H. Kelly	04	Christopher T. Cox	05	David C. Mahoney
06	Michael A. Morrison	07	Joan McArdle	08	Donald R. Friedman				

The Board of Directors recommends you vote FOR proposals 2 and 3.

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0000314258_3 R1.0.1.15

Reserved for Broadridge Internal Control Information

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

0000314258_4 R1.0.1.15

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

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